UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934 (Amendment No.)
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THE ENSIGN GROUP, INC.
(Name of Registrant as Specified in Its Charter)
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THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450
Mission Viejo, California 92691
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2017
 TO THE STOCKHOLDERS OF THE ENSIGN GROUP, INC.:
 The annual meeting of the stockholders (the Annual Meeting) of The Ensign Group, Inc. (the Company) will be held at the Company's Southland Care Center and Home facility, located at 11701 Studebaker Road in Norwalk, California 90650 on Thursday, May 25, 2016. The Annual Meeting will convene at 10:00 a.m. PDT, to consider and take action on the following proposals:

(1) to elect the following three nominees, Messrs. Roy E. Christensen, Barry M. Smith and Dr. John G. Nackel, as Class I directors to the Board of Directors to serve until the annual meeting of the Company in 2020 or until a successor has been appointed and is qualified;

(2) to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2017;

(3) to approve the Company's 2017 Omnibus Incentive Plan

(4) to approve, on an advisory basis, the Company's named executive officer compensation;

(5) to approve, on an advisory basis, the frequency of advisory votes on the Company's name executive officer compensation;

(6) to consider a stockholder proposal regarding the issuance of a sustainability report, if properly presented; and

(7) to transact such other business as may properly come before the meeting.
The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully. The Board of Directors recommends a vote “FOR” the election of each of the three nominees for director in Proposal 1, “FOR” the approval of each of Proposals 2, 3 and 4, "FOR” the option of every one year in Proposal 5 and “AGAINST” the stockholder proposal regarding the issuance of a sustainability report in Proposal 6. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to questions of general interest to stockholders.
ONLY OWNERS OF RECORD OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON MARCH 31, 2017 (THE RECORD DATE) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.
Your vote is important. In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

THE ENSIGN GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS
CHRISTOPHER R. CHRISTENSEN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Mission Viejo, California
Dated: April 13, 2017

THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450
Mission Viejo, California 92691

Proxy Statement
For the Annual Meeting of Stockholders
to be Held on May 25, 2017

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the Board of Directors or the Board) of The Ensign Group, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Company's Southland Care Center and Home facility, located at 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Thursday, May 25, 2017 (the Annual Meeting). Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. When used in this Proxy Statement, the terms “we,” “us,” “our,” or the “Company” refer to The Ensign Group, Inc. and its consolidated subsidiaries; however, The Ensign Group, Inc. is a holding company and each of the affiliated facilities and operating subsidiaries referenced herein is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. The use of “we,” “us,” “our” and similar words in this Proxy Statement is not meant to imply that any or all of these facilities are operated by the same entity.

We intend to mail the Notice of Internet Availability of Proxy Materials, or Internet Availability Notice, to certain of our stockholders, and, alternatively, a paper copy of this proxy statement and accompanying proxy card to all other stockholders on or about April 13, 2017.

At the Annual Meeting, the stockholders of the Company will be asked to vote on four proposals. Proposal 1 is the election of three Class I directors to serve on our Board of Directors until the 2020 annual meeting of stockholders (or until their successors are appointed or elected and qualified). Proposal 2 is to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017. Proposal 3 is the approval of the Company's 2017 Omnibus Incentive Plan. Proposal 4 is the approval, on an advisory basis, of our named executive officer compensation. Proposal 5 is an advisory vote on the frequency of an advisory vote on executive compensation. Proposal 6 is a stockholder proposal regarding the issuance of a sustainability report.
 Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting in person, you should vote by using one of the methods described in the proxy materials. You may vote your shares at the Annual Meeting by attending and voting in person, by voting via the Internet or by telephone as described in the proxy materials, or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g. you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee.
Any stockholder who executes and delivers a proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board's view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

Record Date and Quorum Requirements

March 31, 2017 has been fixed as the record date (the Record Date) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 51,069,510 shares of the Company's common stock, par value $0.001 per share (the Common Stock), were issued and outstanding. Each issued and outstanding share of Common Stock will be entitled to one vote. The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.
 In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Required Vote

For purposes of the election of directors, election of the Class I director nominees will require the affirmative approval of a majority of the votes cast with respect to each director's election. A majority of votes cast with respect to a director's election meant that the number of votes cast "FOR" a director's election exceeds the number of votes cast "AGAINST" that director's election, with abstentions and broker non-votes not counted as a vote cast either "FOR" or "AGAINST" that director's election. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm and approval of Proposals 3, 4, 5 and 6 will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In determining whether Proposals 2, 3, 4, 5 and 6 have received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against the proposals. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposals 2, 3, 4, 5 and 6 and will not be counted as votes for or against Proposal 2, 3, 4, 5 and 6. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the Class I director nominees. Properly executed, unrevoked proxies will be voted FOR Proposals 2, 3, and 4 and FOR the option of every one year on Proposal 5 unless a vote against such proposals or abstention is specifically indicated in the proxy. Properly executed, unrevoked proxies will be voted AGAINST Proposal 6 unless a vote for such proposal is specifically indicated in the proxy.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

PROPOSAL 1: ELECTION OF THREE DIRECTORS
General

Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms and each class as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected each year. Messrs. Roy E. Christensen, Barry M. Smith and Dr. John G. Nackel have been designated Class I directors, and their term expires at this Annual Meeting. Messrs. Christopher R. Christensen and Daren J. Shaw have been designated Class II directors, and their term expires at the 2018 annual meeting of the stockholders. Dr. Antoinette T. Hubenette and Mr. Lee A. Daniels have been designated Class III directors, and their term expires at the 2019 annual meeting of the stockholders.

On the recommendation of the nominating and corporate governance committee, our Board of Directors, including its independent directors, selected and approved Messrs. Roy E. Christensen, Barry M. Smith and Dr. John G. Nackel as nominees for election in Class I, the class being elected at the Annual Meeting, to serve for a term of three years, expiring at the 2020 annual meeting of the stockholders or until his successor is duly appointed or elected and qualified or until his earlier resignation or removal.

Messrs. Roy E. Christensen, Barry M. Smith and Dr. John G. Nackel currently serve as members of our Board of Directors, and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. This proxy cannot be voted for a greater number of persons than three.
Directors and Nominees

The following table and biographical information sets forth certain information with respect to the nominees for election as well as the continuing directors whose terms expire at the annual meeting of stockholders in 2017 and 2018. The information is current as of March 31, 2017. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Name	Position with the Company	Age	Director Since

Roy E. Christensen	Co-founder, Chairman of the Board	83	1999
Christopher R. Christensen	Co-founder, President, Chief Executive Officer and Director	48	1999
Dr. Antoinette T. Hubenette	Director	68	2003
Dr. John G. Nackel	Director	65	2008
Daren J. Shaw	Director	60	2012
Lee A. Daniels	Director	60	2013
Barry M. Smith	Director	64	2014

Nominees for Election to the Board of Directors

Roy E. Christensen has served as our Chairman of the Board since 1999. He served as our Chief Executive Officer from 1999 to April 2006. He is a 55-year veteran of the long-term care industry and was founder and Chairman of both Beverly Enterprises, Inc., a healthcare company, and GranCare, Inc. (which later merged into Mariner Post-Acute Network, Inc.) a healthcare company. In 1994 he founded Covenant Care, Inc., a successful long-term care company, and served as its Chairman and Chief Executive Officer from 1994 to 1997. He was Chairman of GranCare, Inc. from 1988 to 1993, and Chief Executive Officer of GranCare, Inc. from 1988 to 1991. He was a member of President Nixon’s Healthcare Advisory Task Force on Medicare and Medicaid, and spent four years as a member of the Secretary of Health, Education and Welfare’s Advisory Task Force during the Nixon Administration. We believe that Mr. Christensen’s extensive experience in the skilled nursing industry and his proven leadership and business skills support the conclusion that he should serve as one of our directors. Mr. Christensen is the father of our Chief Executive Officer, Christopher R. Christensen.

John G. Nackel, Ph.D. has served as a member of our Board of Directors since his election to the Board in June 2008. He currently serves as Chairman of the Board's compensation committee, Chairman of the special committee, and also serves on the

Board's audit committee and quality assurance and compliance committee. Dr. Nackel is currently the Chairman and Chief Executive Officer of Three-Sixty Advisory Group, LLC. Founded in 2007 by Dr. Nackel, Three-Sixty consults with leading health systems, payers, physicians, medical technology companies, and other providers. Dr. Nackel is a 25-year veteran of Ernst & Young where he advised health care companies in his role as a Global Managing Director of Health Care. Dr. Nackel also served as CEO of Ingenix Consulting (now Optum), President and Chief Operating Officer of Salick Cardiovascular Centers, Inc. and Executive Vice President of U.S. Technology. Since 2015, Dr. Nackel has served as a director of Mercury General Corporation (NYSE:MCY). During his career, Dr. Nackel has also served as a board member or chairman of several privately held start-ups and emerging companies, including Visual Health Solutions, Vitalacy, HealthTask, ConnectedHealth, NetStrike, and Sertan, Inc. He earned his bachelor's degree at Tufts University, master's degrees in public health and industrial engineering at the University of Missouri, and a Ph.D. in industrial engineering (health systems design) at the University of Missouri. He is a fellow of the American College of Healthcare Executives (FACHE) and the Healthcare Information and Management Systems Society (HIMSS). He is a senior member of the Institute of Industrial Engineers (IIE). We believe that Dr. Nackel’s extensive experience as a consultant and an advisor to healthcare companies, his extensive board and management experience and his valuable leadership and management insights support the conclusion that he should serve as one of our directors.

Barry M. Smith has served as a member of our Board of Directors since 2014. He currently serves on the Board’s compensation committee, nominating and corporate governance committee and the quality assurance and compliance committee. Mr. Smith has served as Chairman and Chief Executive Officer of Magellan Health, Inc., the nation’s largest provider of behavioral health services and a leading national provider of radiology benefit management services, specialty pharmacy and prescription benefit management services, since 2013. He founded and served as chairman, president and Chief Executive Officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as chairman of VistaCare in 2003. From 1990 through 1995, Mr. Smith served as Chairman and Chief Executive Officer of Value Rx, Inc., which was then one of the country’s largest pharmacy benefit management companies and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm. We believe Mr. Smith’s extensive experience as a proven and experienced leader in many healthcare businesses that are closely related to our businesses as well as his valuable strategic and other management insights support the conclusion that he should serve as one of our directors.

Continuing Directors for Term Ending at the 2018 Annual Meeting of Stockholders

Christopher R. Christensen has served as our President since 1999 and Chief Executive Officer since April 2006. Mr. Christensen has concurrently served as a member of our Board of Directors since forming the Company in 1999 and currently sits on the Board’s Quality Assurance and Compliance committee. Prior to forming Ensign, Mr. Christensen served as acting Chief Operating Officer of Covenant Care, Inc., a California-based provider of long-term care. Mr. Christensen has overseen our company and its growth since our inception in 1999. Mr. Christensen served on the Board of Directors of CareTrust REIT from June 2014 to April 2015.  We believe that Mr. Christensen’s important role in the history and management of our company and its affiliates and his leadership and business skills, including his current position as Chief Executive Officer, support the conclusion that he should serve as one of our directors. Mr. Christensen is the son of our Chairman of the Board, Mr. Roy E. Christensen.

Daren J. Shaw has served as a member of our Board of Directors since March 2012. He currently serves as Chairman of the Board’s audit committee and also serves on the Board’s compensation committee, nominating and corporate governance committee and special committee. Mr. Shaw has served for more than 33 years in leadership capacities with several financial services firms. He currently serves as a Managing Director of the Investment Banking Group at D.A. Davidson & Co., a middle-market full-service investment banking firm. During his term as Managing Director at D.A. Davidson & Co., Mr. Shaw has served on the Senior Management Committee and Board of Directors and as the lead investment banker in a wide variety of transactions including public stock offerings, private placements, and mergers and acquisitions. Mr. Shaw also served for 12 years with Pacific Crest Securities, in various roles, including Managing Director. Mr. Shaw is also serving as a member of the board of directors of Profire Energy, Inc., a NASDAQ company. We believe that Mr. Shaw’s extensive experience and leadership in the financial services industry supports the conclusion that he should serve as one of our directors.
 Continuing Directors for Term Ending at the 2019 Annual Meeting of Stockholders

Antoinette T. Hubenette, M.D. has served as a member of our Board of Directors since June 2003. She currently serves as Chairperson of the Board’s quality assurance and compliance committee, and also serves on the Board’s special committee. Dr. Hubenette is a retired physician and the former President of Cedars-Sinai Medical Group in Beverly Hills, California. She served on the staff at Cedars-Sinai Medical Center from 1982 until 2015. She has served as a director of First California Bank, and its predecessor, Mercantile National Bank, since 1998, and she has served on the board of directors of Cedars-Sinai Medical Care Foundation and GranCare, Inc. (which was later merged into Mariner Post-Acute Network, Inc.). She is a member of numerous medical associations and organizations. We believe that Dr. Hubenette’s extensive board experience, management experience in the healthcare industry and her proven leadership and business capabilities support the conclusion that she should serve as one of our directors.

Lee A. Daniels has served as a member of our Board of Directors since June of 2013. He currently serves as the Chairman of the Board’s nominating and corporate governance committee and serves on the audit and compensation committees. Mr. Daniels is currently a professor of International Business and Marketing at the Marriott School of Management at Brigham Young University (BYU) where he has been teaching since 2004. Prior to joining the faculty at BYU, Mr. Daniels spent 25 years in international business where he worked in over 30 countries. Mr. Daniels served as the Chief Executive Officer and Managing Partner of Daniels Capital, LLC, an investment company that made real estate investments.  He was President of Newbridge Capital, Japan, one of the largest private equity funds in Asia, from 2001 to 2004, President and Representative Director of Jupiter Telecommunications Co., Ltd., the largest cable TV/internet/telephone company in Japan, and CEO of Titus Communications from 1998 to 2000. Mr. Daniels spent the majority of his career at AT&T where he served as President and Chief Executive Officer of AT&T Japan Ltd. from 1994 to 1998 and concurrently served as the Chairman of JENS, one of the first Internet Service Providers in Japan. Mr. Daniels has also served on numerous boards in Japan and the United States, including Raser Technologies and The US Travel Industry Association. He was also Chairman of the Board of the American International School in Japan, from 1999 to 2004.  Mr. Daniels earned a B.S. degree in Business Management from BYU, a Master’s Degree in International Business from Sophia University in Japan and completed the Executive Development Program at the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Daniels’ extensive management and board experience and his proven leadership and business capabilities support the conclusion that he should serve as one of our directors.

Affirmative Determinations Regarding Director and Nominee Independence

The NASDAQ Stock Market Rules require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the Board of Directors. After review of all of the relevant transactions or relationships between each director (and his or her family members) and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that each of Drs. Antoinette T. Hubenette and John G. Nackel and Messrs. Daren J. Shaw, Lee A. Daniels and Barry M. Smith is "independent" within the meaning of the applicable NASDAQ Stock Market Rules.

Each member of our Board of Directors serving on our Audit, Compensation and Nominating and Corporate Governance committees is “independent” within the meaning of the applicable NASDAQ Stock Market Rules and, as applicable, the Exchange Act.
Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined that having the Company's Chief Executive Officer not serve as Chairman is in the best interest of the Company's stockholders at this time. However, the Board has determined that having the Company's former Chief Executive Officer serve as the Chairman makes the best use of the former Chief Executive Officer's extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company's management and the Board.
Meetings and Committees of the Board of Directors

During the year ended December 31, 2016, our Board of Directors met five times. Each independent director and Mr. Christopher R. Christensen attended at least 75 percent of the meetings of our Board and the meetings of any of our Board committees on which they served that were held during the term of each director. Our Board of Directors and its committees also acted by way of various unanimous written consents during the year ended December 31, 2016.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. At the 2016 Annual Meeting, all but one of the seven members of the Board of Directors were in attendance and we expect that at least a majority of our Board of Directors will attend the Annual Meeting.

Our Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee, a quality assurance and compliance committee and a special committee. Each committee, other than the special committee, has a written charter. Copies of the charters for the audit committee, the compensation committee and the nominating and corporate governance committee are posted on our web site at http://www.ensigngroup.net under the Investor Relations section. In addition, the compensation committee, the audit committee and the Board of Directors meet, at times, without management present in executive session.

Compensation Committee.   Our compensation committee currently consists of Messrs. Daren J. Shaw, Lee A. Daniels, Barry M. Smith and Dr. John G. Nackel. Dr. Nackel serves as chairman of the compensation committee. All members of the compensation committee are independent directors, as defined in the NASDAQ Stock Market Rules. Our compensation committee held seven meetings in 2016. The primary functions of this committee include:

•	developing and reviewing policies relating to compensation and benefits;

•	determining or recommending to our Board of Directors the cash and non-cash compensation of our executive officers;

•	evaluating the performance of our executive officers and overseeing management succession planning;

•	administering or making recommendations to our Board of Directors with respect to the administration of our equity-based and other incentive compensation plans; and

•	overseeing the preparation of the Compensation Discussion and Analysis and the related Compensation Committee Report for inclusion in our annual proxy statement.

The compensation committee has not delegated any powers or authority to the Chief Executive Officer or any other executive officer of the Company in determining executive officer compensation. Our compensation committee retained the services of Willis Towers Watson, a national consulting firm, to assist in the development and validation of our executive compensation and incentive programs for 2016. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section below.

Audit Committee.   Our audit committee currently consists of Messrs. Daren J. Shaw, Lee A. Daniels and Dr. John G. Nackel. Mr. Shaw serves as chairman of the audit committee. All members of the audit committee are independent directors, as defined in the NASDAQ Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the Exchange Act). Our audit committee held five meetings in 2016. Each member of our audit committee can read, and has an understanding of, fundamental financial statements. Our Board of Directors has determined that Mr. Shaw qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. This designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Shaw's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Shaw any duties, obligations or liability that are greater than those generally imposed on him as a member of our audit committee and our Board of Directors, and his designation as an audit committee financial expert pursuant to this Securities and Exchange Commission requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board of Directors. The primary functions of this committee include overseeing:

•	the conduct of our financial reporting process and the integrity of our financial statements and other financial information provided by us to the public or any governmental or regulatory body;

•	the functioning of our internal controls;

•
procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	the approval of our transactions with related persons;

•	pre-approving audit and permissible non-audit services to be performed by our independent accountants, if any, and the fees to be paid in connection therewith;

•	the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and the conduct of the annual independent audit of our financial statements;

•	the company's legal compliance programs and any legal or regulatory matters that may have a material impact on the Company's financial statements; and

•	the portions of our code of ethics and business conduct that relate to the integrity of our financial reports.

Both representatives of our independent registered public accounting firm and internal financial personnel regularly meet privately with the audit committee and have unrestricted access to this committee.

Nominating and Corporate Governance Committee.   Our nominating and corporate governance committee currently consists of Messrs. Lee A. Daniels, Daren J. Shaw and Barry M. Smith. Mr. Daniels serves as the chairman of the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent directors, as defined in the NASDAQ Stock Market Rules. Our nominating and corporate governance committee held four meetings in 2016. The primary functions of this committee include:

•	assisting the Board of Directors in establishing the minimum qualifications for a director nominee, including the qualities and skills that members of our Board are expected to possess;

•	identifying and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and our nominating and corporate governance committee;

•
selecting, or recommending that our Board selects, the director nominees for election at the next annual meeting of stockholders, or to fill vacancies on our Board occurring between annual meetings of stockholders;

•	management succession planning; and

•	developing, recommending to our Board, and assessing corporate governance policies for us.

Quality Assurance and Compliance Committee.   Our quality assurance and compliance committee is currently comprised of Messrs. Christopher R. Christensen, Barry M. Smith and Drs. John G. Nackel and Antoinette T. Hubenette. Dr. Hubenette currently serves as the chairperson of this committee. Our quality assurance and compliance committee held four meetings in 2016. The functions of this committee include:

•
overseeing the promulgation, and the updating from time to time as appropriate, of a written corporate compliance program that substantially conforms to the Office of the Inspector General Program Guidance for Nursing Facilities, including written policies, procedures and standards of conduct, as well as disciplinary guidelines to assist officers and employees charged with direct enforcement responsibility;

•	designating a corporate compliance officer, and functioning as the compliance committee to which such compliance officer reports;

•	ensuring that means exist for the delivery of appropriate compliance training and education to the officers and employees of our several subsidiaries;

•	establishing lines of communication for escalating compliance and quality control issues to our quality assurance and compliance committee and our Board;

•	establishing a system for internal monitoring and auditing of compliance and quality control issues; and

•	causing our officers to respond, as appropriate, to compliance and quality control issues and to take effective corrective action.

Special Committee. In September 2010, the Board of Directors appointed a special committee consisting solely of “independent directors” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. The membership of the special committee includes Mr. Daren J. Shaw and Drs. John G. Nackel and Antoinette T. Hubenette. Dr. Nackel serves as chairman of the special committee. The special committee was formed to represent the Board's, the Company's and the stockholders' interests in addressing allegations and related matters arising from or in connection with the investigation previously conducted by the Department of Justice (DOJ). The special committee has been empowered to act on behalf of the Board of Directors with respect to these matters, and has, among other things, retained independent legal counsel and other third-party consultants to facilitate its work. The special committee will dissolve at the time the Board of Directors determines that it is no longer necessary.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company's management of risk. The Board strives to effectively oversee the Company's enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company's tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company's risk philosophy by having discussions with management to establish a mutual understanding of the Company's overall appetite for risk. Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company's most significant risk exposures. Our Board expects frequent updates from management about the Company's most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our audit committee periodically discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies. Our compensation committee helps the Board to identify the Company's exposure to any risks potentially created by our compensation programs and practices. For a further discussion of how the compensation committee helps mitigate this risk, see the section titled "Compensation Discussion and Analysis - Compensation Policy and Objectives" below. Our nominating and corporate governance and quality assurance and compliance committees oversee risks relating to the Company's corporate compliance programs and assist the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.
 The Company's Director Nomination Process

As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, which is available at our website at www.ensigngroup.net, these criteria include the candidate's personal and professional integrity, the candidate's financial literacy or other professional or business experience relevant to an understanding of the Company and its business, the candidate's demonstrated ability to think and act independently and with sound judgment, and the candidate's ability to be effective, in conjunction with other members or nominees of the Board of Directors in collectively serving the long-term interests of the Company and its stockholders. Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

We believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the committee consider each candidate's qualities and skills and our nominating and corporate governance committee considers each candidate's background, diversity, ability, judgment, skills and experience in the context of the needs and current make up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, laws and regulations, government relations and relevant industries, especially the healthcare and skilled nursing industries. These considerations help the Board of Directors as a whole to have the appropriate mix of diversity, characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee annually reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. Although we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, the nominating and corporate governance committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

The nominating and corporate governance committee will consider nominees for the Board recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company's next proxy statement. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary of the Company, Chad A. Keetch, at The Ensign Group, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, California 92691, by the deadline for stockholder proposals set forth in the Company's last proxy statement, specifying the information set forth in the nominating and corporate governance committee charter. All such recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.

General Nomination Right of All Stockholders.   Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our amended and restated bylaws. In order for a stockholder's director nomination to be timely, the stockholder must deliver written notice to our secretary not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting, or not later than the close of business on the 10th day following the date on which public disclosure of the date of the meeting was made by the corporation, whichever occurs first. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 3.02 of our amended and restated bylaws.
 Director Compensation

In fiscal year 2016, our Chairman of the Board received an annual retainer of $100,000; and each of our non-employee directors received an annual retainer of $30,000. In addition, each member of the individual committees of the Board of Directors received the following retainers:

	Chair	Member
Committee	Retainer	Retainer
Audit	$30,000	$10,000
Quality Assurance and Compliance	30,000	6,000
Special	12,000	4,500
Nominating and Corporate Governance	5,000	1,500
Compensation	5,000	2,500

Beginning January 1, 2017, the annual retainers for membership on the Nominating and Corporate Governance Committee and the Compensation Committee were changed from $1,500 to $2,000 and $2,500 to $3,000, respectively, and the annual retainer for the chairs for such committees changed from $5,000 to $12,000 and from $5,000 to $15,000, respectively.

We do not compensate our non-employee directors other than for their service on our Board of Directors or its committees. Historically, we have compensated our non-employee Board members based upon what we considered to be fair compensation. Compensation for Board and committee service is now partially based upon relevant market data that we obtain by reviewing director compensation by public companies in the skilled nursing industry. To establish board compensation, our compensation committee reviews the published director compensation information of other skilled nursing companies, including National Healthcare Corporation, Kindred Healthcare, Inc., Five Star Quality Care, Inc., Amedisys, Inc., Brookdale Senior Living Inc., and Genesis Healthcare, Inc. Based on these reviews, the compensation committee sets its annual retainers for outside directors and the Chairman of the Board and retainers to the chairpersons of each committee at levels that we believe are comparable to the median cash compensation paid to directors of these companies and the cash compensation payable to the Chairman of our Board is approximately equal to or less than the median cash compensation paid to the chairpersons of the boards of directors of these other companies who receive compensation for their role as chairpersons of the board and who are not also serving as the chief executive officers of such companies. We have employed this methodology to set compensation for our non-employee directors for 2016.

Prior to completing our initial public offering in 2007, we made only two stock option grants to our non-employee directors, which vested immediately upon the grant date. Our 2007 Omnibus Incentive Plan contains an automatic stock grant program for our directors. Each nonemployee director first elected to a three-year term prior to March 1, 2012 received an automatic stock grant for 1,800 shares of common stock on the 15th day of the month following each quarter end (Automatic Stock Grant Program). Starting in 2015, each non-employee director first elected prior to March 1, 2012 that is elected to a new three-year term began receiving an automatic stock grant of 1,500 shares on the 15th day of the month in each quarter after their current term expires and such shares vest over a three-year period, beginning with the first anniversary of the grant date.

Further, under the terms of our 2007 Omnibus Incentive Plan, each non-employee director first elected to a three-year term subsequent to March 1, 2012 receives a quarterly restricted stock grant of 1,500 shares on the 15th day of the month subsequent to quarter end and such shares shall vest over a three-year period, beginning with the first anniversary of the grant date. Directors elected to fill less than a three-year term will receive a pro rata stock award. These automatic director grants will continue on the same terms under our 2017 Omnibus Incentive Plan described in Proposal 3.

All unvested restricted stock grants will become fully vested on the date any such non-employee directors ceases serving on the Board unless such director is removed for cause. Pursuant to the Automatic Stock Grant Program, Board members receiving stock grants must maintain ownership of a minimum of thirty-three percent (33%) of the cumulative shares granted to him or her. Our Board of Directors and compensation committee considered the total compensation paid to directors of the companies named above in deciding to award these automatic stock awards. However, our Board of Directors and compensation committee determined the amount of stock awards based upon what they considered to be an appropriate incentive for board service to our company, and they did not attempt to base this number upon the amount awarded to directors of these other companies. Our Board has also determined that it may be necessary to provide additional incentives to prospective directors in order to recruit talented leaders to serve on the Board.

None of our directors or director nominees has any agreement or arrangement with any third party that relates to compensation or other payment in connection with that person’s candidacy or service as a director of our company.

The following table sets forth a summary of the compensation earned by our non-employee directors and Chairman in 2016. Our Chief Executive Officer, who currently serves as a director, does not receive any additional compensation for such service. All equity award amounts and related share price information discussed in this Director Compensation section have been adjusted to reflect the two-for-one stock split of the outstanding shares of our common stock paid on December 23, 2015 to stockholders of record on December 17, 2015.

	Fees	Stock	All Other
	Earned	Awards	Compensation		Total
Name	($)	($)(1)	($)		($)

Roy E. Christensen	100,000	—	309	(2)	100,309
Antoinette T. Hubenette	64,500	148,503	—		213,003
John G. Nackel	63,000	154,386	—		217,386
Daren J. Shaw	68,500	128,655	—		197,155
Barry M. Smith	40,000	128,655	—		168,655
Lee A. Daniels	47,500	128,655	—		176,155

(1)
This column reflects the total dollar amount to be recognized for financial statement reporting purposes with respect to the fair value of the stock awards granted to each of the directors during the 2016 fiscal year in accordance with Accounting Standard Codification (ASC) 718, Stock Compensation. Dr. John G. Nackel received grants of 1,800 shares of restricted stock on January 15, 2016, April 15, 2016, July 15, 2016 and October 17, 2016. Dr. Antoinette T. Hubenette received grants of 1,800 shares of restricted stock on January 15, 2016, April 15, 2016 and July 15, 2016 and received a grant of 1,500 shares of restricted stock on October 17, 2016.  Messrs. Daren J. Shaw, Lee A. Daniels and Barry M. Smith received grants of 1,500 shares of restricted stock on January 15, 2016, April 15, 2016, July 15, 2016 and October 17, 2016. The fair value of these restricted stock awards on the grant dates was $21.26 on January 15, 2016, $23.23 on April 15, 2016, $21.67 on July 15, 2016 and $19.61 on October 17, 2016. Stock awards granted to Dr. Nackel in 2016 and Dr. Hubenette on January 15, 2016, April 15, 2016 and July 15, 2016 were immediately vested upon the grant date and therefore, compensation expense was recognized in full on the date these awards were granted. Awards granted to Dr. Hubenette on October 17, 2016, Messrs. Shaw, Smith and Daniels vest over a three-year period beginning on the first anniversary of the grant date and therefore, compensation expense is recognized ratably over the vesting period. As of December 31, 2016, Mr. Shaw, Mr. Daniels, Mr. Smith and Dr. Hubenette held 10,500, 10,500, 10,000 and 1,500 unvested shares of restricted stock, respectively.

(2)	Consists of term life insurance and accidental death and dismemberment insurance payments of $309.

Communications with Directors

Stockholders who would like to send communications to our Board, any committee of our Board or to any individual director may do so by submitting such communications to Chad A. Keetch at The Ensign Group, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. Keetch will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by Chad A. Keetch to ensure appropriate and careful review of the matter.

Code of Conduct and Ethics

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at www.ensigngroup.net under the Investor Relations section.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the Class I director nominees listed above.

PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the selection of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the year ending December 31, 2017. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2016 and 2015:

	2016	2015

Audit Fees(1)	$945,550	$908,950
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,600	2,200
Total	$948,150	$911,150

(1)
Audit Fees consisted principally of fees for the audit of our financial statements and internal controls under the Sarbanes-Oxley Act of 2002, and review of our financial statements included in our Quarterly Reports on Form 10-Q, as well as fees incurred in connection with the preparation and filing of registration statements with the Securities and Exchange Commission.

(2)	This amount represent subscription fees paid to Deloitte for use of an accounting research tool during the years ended December 31, 2016 and 2015.

 Pre-Approval Policies

Our audit committee approved all audit, audit-related, tax and other fees for services performed by our independent registered public accounting firm during the years presented. The audit committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The policy delegates authority to the Chairman of the audit committee to grant specific pre-approval between regularly scheduled audit committee meetings for audit and non-audit services not to exceed $200,000 and other services not to exceed $100,000. The policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the PCAOB) and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company's ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Audit Committee Report

Our audit committee has reviewed and discussed with our management our audited consolidated financial statements and the establishment and maintenance of internal controls over financial reporting and has discussed with our independent registered public accounting firm the matters required to be discussed, as pursuant to Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the PCAOB.

Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Our audit committee has also considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors' independence.

Based on its review, our audit committee recommended to our Board of Directors that the audited financial statements for the Company's year ended December 31, 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on February 8, 2017.

Submitted by:

Daren J. Shaw (Chair)
Dr. John G. Nackel
Lee A. Daniels
Members of the Audit Committee

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

EXECUTIVE OFFICERS

The following table presents information regarding our current executive officers. The information is current as of March 31, 2017:

Name	Age	Position

Christopher R. Christensen	48	President, Chief Executive Officer and Director
Barry R. Port	42	Chief Operating Officer, Ensign Services, Inc.
Beverly B. Wittekind	52	Vice President and General Counsel
Chad A. Keetch	39	Executive Vice President and Secretary
Suzanne D. Snapper	43	Chief Financial Officer

Information on the business background of Christopher Christensen is set forth above under “Directors and Nominees.”

Barry R. Port has served as the Chief Operating Officer of our wholly-owned subsidiary, Ensign Services, Inc., which provides consulting and management services to our skilled nursing and assisted living operations, since January 2012.  He previously served as the President of our subsidiary, Keystone Care, Inc., which supervised the operations of facilities in Texas, from March 2006 to December 2011.  Prior to 2006, he served as the CEO at our Bella Vita Health and Rehabilitation Center (formerly Desert Sky Health and Rehabilitation Center) skilled nursing and assisted living campus in Glendale, Arizona, from March 2004 to March 2006.  Before joining Ensign in March 2004, Mr. Port led Strategic Sourcing initiatives for Sprint Corporation, a telecommunications company, from 2001 to March 2004.

Beverly B. Wittekind has served as our Vice President and General Counsel since November 2009 and previously served as our Corporate Compliance Officer and as Vice President and General Counsel of our wholly-owned subsidiary, Ensign Services, Inc., which operates our Service Center, since 2002. Prior to joining the Company, she worked at Vista Hospital Systems, a non-profit hospital system based in Corona, California, where she served as General Counsel, Chief Compliance Officer and Vice-President of Risk and Litigation Management. Ms. Wittekind is a graduate of the University of Notre Dame Law School and began her career in private practice at Snell & Wilmer and was a partner in the firm of Doyle, Winthrop, Oberbillig and West, both in Phoenix, Arizona, where she specialized in the defense of healthcare providers in medical malpractice litigation.

Chad A. Keetch was appointed as our Executive Vice President and Secretary on June 1, 2014.  Prior to 2014, he served as our Vice President of Acquisitions and Business Legal Affairs and Assistant Secretary, where he was responsible for our acquisitions, real estate matters, securities transactions and investor relations. Prior to joining the Company, Mr. Keetch was an attorney at Stoel Rives LLP from September 2008 to March 2010 and Kirkland & Ellis LLP from September 2005 through September 2008, where his practice emphasized mergers and acquisitions, leveraged buyouts, capital markets transactions and corporate governance issues.

Suzanne D. Snapper has served as our Chief Financial Officer since August 2009, and previously served as our Vice President of Finance since joining Ensign in 2007. As Vice President of Finance, Ms. Snapper played a key role in taking the Company public in 2007. She also oversaw the implementation of our internal controls over financial reporting. Prior to joining the Company, she worked from 1996 to April 2007 as an accountant with KPMG LLP, where her practice included providing audit services for public companies in the technology, transportation and quick serve restaurant industries. Ms. Snapper is a certified public accountant.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Christopher R. Christensen, Suzanne D. Snapper, Chad A. Keetch, Beverly B. Wittekind and Barry R. Port (Named Executive Officers).

Say on Pay

We submitted our executive compensation program to a vote, on an advisory basis, of our stockholders and received the support of approximately 85.9% of the shares of common stock present and eligible to vote at our 2016 annual meeting of stockholders. The compensation committee considered the results of this stockholder advisory vote as one of many factors in structuring its compensation practices in 2016. We pay careful attention to any feedback we received from our stockholders regarding our executive compensation, including the say on pay vote. Given the support for the advisory vote on 2015 executive compensation, the compensation committee determined the fundamental characteristics of the program should remain intact for 2016.

In consideration of the stockholder vote at our 2011 annual meeting, the Board of Directors has determined that the Company will hold an advisory vote on executive compensation every year in connection with its annual meeting of stockholders. In accordance with the requirements of the Exchange Act, we are submitting to stockholders an advisory vote on the frequency of say on pay votes at the Annual meeting as set forth in Proposal 5.
 Compensation Policy and Objectives

We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to our company, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success. Because we believe that compensation should be structured to ensure that a significant portion of compensation earned by executives will be directly related to factors that directly and indirectly influence stockholder value, the “at risk” compensation of our executive officers generally constitutes a large portion of their total compensation potential. In addition, commensurate with our belief that those of our employees who act like owners should have the opportunity to become owners, many of our executive officers have a significant level of stock ownership, which we believe aligns the incentives of the executive officers with the priorities of our stockholders. To that end, it is the view of our Board of Directors and compensation committee that the total compensation program for executive officers should consist of the following:

•	Base salary;

•	Annual and other short-term cash bonuses;

•	Long-term incentive compensation; and

•	Certain other benefits.
The compensation committee believes that our executive compensation program has been appropriately designed to provide a level of incentives that do not encourage our Named Executive Officers to take unnecessary risks in managing their respective functions. As discussed above, a substantial portion of our Named Executive Officers' compensation is performance-based, consistent with our approach to executive compensation. Our annual incentive compensation program is designed to reward annual financial and/or strategic performance in areas considered critical to our short- and long-term success. In addition, we measure performance on a variety of bonus criteria other than our profit to determine an executive's annual incentive compensation award, such as positive survey results, clinical quality standards, positive patient feedback and feedback from other employees regarding such executives' performance. We believe this discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health. Likewise, our long-term equity incentive awards are directly aligned with long-term stockholder interests through their link to our stock price and multi-year ratable vesting schedules. In combination, the compensation committee believes that the various elements of our executive compensation program sufficiently tie our executives' compensation opportunities to our focus on sustained long-term growth and performance.
The compensation committee’s charter enables the compensation committee to retain or obtain the advice of a compensation consultant, legal counsel, or other adviser (Compensation Adviser). The compensation committee is directly responsible for the appointment, compensation, and oversight of any such Compensation Adviser. In establishing our executive compensation packages, the compensation committee has historically reviewed compensation packages of executives of companies in the skilled nursing industry based on publicly available information. Our compensation committee has the sole authority to retain and terminate the services of a compensation consultant who reports to the compensation committee. In 2009, our compensation committee engaged Steven Hall & Partners, a national consulting firm, to assist it in assessing industry comparability and competitiveness of our executive compensation packages to assist the compensation committee in establishing, developing and validating our executive compensation and incentive programs. In 2016, our compensation committee engaged Willis Towers Watson, a national consulting firm, to assist in the development and validation of our executive compensation and incentive programs for 2016.
The compensation committee may select, or receive advice from, a Compensation Adviser only after taking into consideration the following factors: (i) the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser; (ii) the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser; (iii) the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the compensation consultant, legal counsel or other adviser with a member of the compensation committee; (v) any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and (vi) any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the adviser with an executive officer of the Company.
In 2016, the compensation committee retained Willis Towers Watson to conduct a peer group analysis and benchmarking assessment on director and executive compensation.  Willis Towers Watson, which is a nationally recognized compensation consultant, provided survey information, other publicly available information, and advice to the compensation committee with respect to compensation-related matters for non-employee director compensation and executive officers for a peer group of companies in our industry.  Willis Towers Watson evaluated the competitiveness of the base salaries, annual bonuses and long-term incentives awarded to our directors and executive officers, to provide competitive market data on compensation and incentive programs and to evaluate the continued appropriateness of existing programs.  Willis Towers Watson attended compensation committee meetings at the committee’s request and provided guidance to the compensation committee on compensation questions and issues as they arose.  The results of this consultation, in combination with the compensation committee’s own research and analysis, were a part of the process the compensation committee undertook in determining the executive compensation and incentive programs for 2016  (including the grants of equity incentive awards for our executives and directors).
Based on the consideration of the various factors as set forth in the rules promulgated by the SEC, the compensation committee does not believe that its relationship with Willis Towers Watson and the work of Willis Towers Watson on behalf of the compensation committee has raised any conflict of interest.

Principal Economic Elements of Executive Compensation

Base Salary.   We believe it is important to pay our executives' salaries within a competitive market range in order to attract and retain highly talented executives. Although historically we have not set executive salaries based upon any particular benchmarks, we may from time to time generally review relevant market data to assist us in our compensation decision process. We have historically validated our compensation decisions by comparing the compensation of executives at other public companies in the skilled nursing industry to the compensation of our executives. Our compensation committee reviewed the published compensation of the named executive officers of National Healthcare Corporation, Kindred Healthcare, Inc., Five Star Quality Care, Inc., Amedisys, Inc., Brookdale Senior Living Inc., and Genesis Healthcare, Inc. We believe that the base salaries and the total compensation of our executives are on the lower end of base salaries and median total compensation of executives with similar positions at comparable companies. Each of our executive's base salary is generally determined based upon job responsibilities, individual experience and the value the executive provides to our company. The compensation committee considered each of these factors in determining the compensation each executive would be paid in 2016. We may elect to change this practice in future years, and periodically in the past, the compensation committee has elected to employ a compensation consultant to examine our compensation practices. The decision, if any, to materially increase or decrease an executive's base salary in subsequent years will likely be based upon these same factors and others recommended by a compensation consultant, if any. Our compensation committee makes decisions regarding base salary at the time the executive is hired, and makes decisions regarding any changes to base salary on an annual basis.

Annual Cash Bonuses.   We establish an executive incentive program each year, pursuant to which certain executives may earn annual bonuses based upon our performance under the criteria set forth in our 2007 Omnibus Incentive Plan. Historically, in the first quarter of each year, our compensation committee identifies the plan's participants for the year and establishes an objective formula by which the amount, if any, of the plan's bonus pool will be determined. The committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each year. This formula is based upon adjusted annual income before provision for income taxes. The bonus pool is also adjusted to include certain clinical and governance performance and an additional multiplier that can increase or decrease the bonus pool based on the achievement of a pre-established target.

The 2016 lowest target increased by 5% from the 2015 lowest target. Our 2016 target reflects the normalized adjusted annual income before provision for income taxes (EBT) after the spin-off transaction with CareTrust REIT, Inc. Our 2015 target was adjusted to reflect EBT after the spin-off transaction with CareTrust REIT, Inc. to be comparable with our 2014 target. Our compensation committee established the following formula for the 2016 bonus pool:

Adjusted Annual Income Before Provision for Income Taxes (EBT) in 2016	Bonus Pool

For EBT up to $25.8 million	$—
For EBT greater than $25.8 million, but less than $30.8 million	EBT between $25.8 million and $30.8 million * 2.5%
For EBT greater than $30.8 million, but less than $35.8 million	$0.125 million + (amount of EBT between $30.8 million and $35.8 million * 5.0%)
For EBT greater than $35.8 million, but less than $40.8 million	$0.375 million + (amount of EBT between $35.8 million and $40.8 million * 7.5%)
For EBT greater than $40.8 million, but less than $50.8 million	$0.750 million + (amount of EBT between $40.8 million and $50.8 million * 10.0%)
For EBT greater than $50.8 million, but less than $67.9 million	$1.750 million + (amount of EBT between $50.8 million and $67.9 million * 12.5%)
For EBT greater than $67.9 million	$3.883 million + (amount of EBT over $67.9 million * 15.0%)
EBT target of $79.3 million	+ or - 1% for every 1% increase or decrease above or below $79.3 million

Historically, in the first quarter of the subsequent year, our compensation committee subjectively allocates the bonus pool among the individual executives based upon the recommendations of our Chief Executive Officer and the compensation committee's perceptions of each participating executive's contribution to our financial, clinical and governance performance during the preceding year, and value to the organization going forward. The committee also has the discretion to allocate the bonus pool among the individual executives prior to the end of the year and any such early allocation will remain subject to further adjustments upon the final determination of the bonus pool calculations during the first quarter of each year. The financial measure that our compensation committee considers is our adjusted annual income before provision for income taxes. The clinical measures that our compensation committee considers include our success in achieving positive survey results and Centers for Medicare Services' five-star performance. The governance measure that our compensation committee considers includes succession planning and establishing a team made up of members of the Board of Directors and management with the goal of creating a strategy for the Board of Directors which emulates the culture of the organization. Our compensation committee also reviews and considers feedback from other employees regarding the executive's performance. Our compensation committee exercises discretion in the allocation of the bonus pool among the individual executives and has, at times, awarded bonuses that, collectively, were less than the bonus pool resulting from the predetermined formula. Based upon the predetermined formula, taking into consideration the urgent care center sales proceeds, a multiplier adjustment of $187,580, distribution of $400,000 reserved to be distributed to other employees outside of the pool and the overall results of the skilled nursing division, the bonus pool for 2016 was $3,500,000. Bonuses for 2016 performance were allocated to the Named Executive Officers who participated in the executive incentive program as follows: Christopher Christensen, $1,000,000, Suzanne Snapper, $900,000, Barry Port, $500,000 and Chad Keetch, $700,000. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation, such that if the total executive pool is greater than $2.0 million, for every dollar greater than $2.0 million, half of the incentive will be paid in cash and half will be paid in fully vested restricted stock awards. This amount increased to $2.5 million in 2013 and 2014, $2.75 million in 2015 and $3.5 million in 2016. As the bonus pool was not greater than $3.5 million in 2016, the Company did not grant restricted bonus stock awards to the participating Named Executive Officers. These bonus stock awards, if granted, are fully vested and subject to one year transfer restriction.
Each year, our compensation committee reviews our financial performance goals and may adjust the bonus pool formula at its discretion to better align the amount available for annual executive bonuses with our objectives. Historically, the compensation committee has increased the amount of adjusted annual income before provision for income taxes that must be achieved in order to create the same bonus pool as the preceding year in order to increase the difficulty of receiving the same bonus. The allocation of this bonus pool to the participating executives remains discretionary based upon the compensation committee's determination of each participating executive's contribution to our annual performance and value to the organization going forward. The 2017 financial performance goals and bonus pool formula have been established by the compensation committee consistent with historical practices. The 2017 plan includes specific governance performance goals, which include succession planning and establishing a capital market strategy. In addition, the compensation committee has continued the “clawback” policy previously established, which allows our Board to recover performance-based compensation paid to our executives under our executive incentive plan in certain circumstances where there has been a restatement of the Company's financial results or where subsequent events diminish the performance metrics, including clinical results, upon which the prior incentive payments were based.
Long-Term Incentive Compensation.   We believe that long-term performance is achieved through an ownership culture. Accordingly, we encourage long-term performance by our executives and other key personnel throughout the organization through the use of stock-based awards, and to this end, our compensation committee has in the past administered our incentive plans consistently in terms of frequency and number of grants. We have adopted equity incentive plans that permit the grant of stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. Historically, we have generally issued stock options and restricted stock under these plans.

In order to preserve the linkage between the interests of executives and other key personnel and those of stockholders, we generally grant stock options to those executives and others who do not already have a significant level of stock ownership. Our executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. We intend to continue to provide long-term awards through the granting of stock based awards. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation. Under this policy, if the total executive pool is greater than $2.0 million, for every dollar greater than $2.0 million, half of the incentive will be paid in cash and half will be paid in fully vested restricted stock awards. This amount increased to $2.5 million in 2013 and 2014, $2.75 million in 2015 and $3.5 million in 2016. The individuals receiving these awards will be required to hold them for one year from the end of the calendar year for which they are earned. The ownership and restriction on the restricted stock awards will not terminate upon separation of the individual from the Company.

Except with respect to grants to our directors and other stock grants issued pursuant to the executive incentive plan, the stock options and restricted stock awards that we grant generally vest as to 20% of the shares of common stock underlying the option or restricted stock award on each anniversary of the grant date. If a recipient’s employment with us terminates, then the restricted stock that remains unvested as of the date of the termination of the recipient’s employment will be forfeited without compensation. Until vested, the restricted stock may not be transferred, and vested shares shall be subject to our insider trading policy. Stock options generally have a maximum term of ten years. The grant dates of our stock options and restricted stock awards are generally the date our Board of Directors or compensation committee meets to approve such stock option grants or restricted stock awards. Our Board of Directors or compensation committee historically has approved stock-based awards at regularly scheduled meetings. Our Board of Directors and compensation committee intend to continue this practice of approving the majority of stock-based awards at regularly scheduled meetings on a quarterly basis, unless earlier approval is required for a new-hire inducement or position change grant; regardless of whether or not our Board of Directors or compensation committee knows material non-public information on such date. The exercise price of our stock options is the fair market value of our common stock on the date of grant as determined by the closing price of our common stock on the NASDAQ Stock Market on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares of common stock underlying the option, including voting rights and the right to receive dividends or dividend equivalents. However, the recipients of restricted stock will have the right to vote and to receive any dividends or other distributions paid with respect to their shares of restricted stock, whether vested or unvested.

 Mr. Christopher Christensen historically has made recommendations to our compensation committee and Board of Directors regarding the amount of stock options and other compensation to grant to our other executives based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not have any role in determining the timing of our stock option grants.

Although we do not have any formal policy for determining the amount of stock-based awards or the timing of our stock-based awards, we have historically granted stock options or restricted stock to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements.

Other Compensation.   Our executives are eligible to receive the same benefits that are available to all employees, including the premiums paid to provide life insurance equal to each executive's annual salary and the premiums to provide accidental death and dismemberment insurance. For 2016, Christopher Christensen and Barry Port received automobile allowances of $15,900 and $11,000, respectively, and third-party tax service payments of $12,640 and $3,975, respectively. Chad Keetch received third-party tax service payments of $1,160.

Tax Treatment of Compensation

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation.  In this regard, among other things, we do intend that stock options granted under our 2007 Omnibus Incentive Plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and therefore are exempt from the $1.0 million limit.  However, the compensation committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders.  For example, the compensation committee may approve compensation, such as discretionary cash bonuses or time-vesting restricted stock awards, that will not meet the Section 162(m) requirements in order to, among other things, enable competitive levels of total compensation of our Named Executive Officers. Given our changing industry and business, as well as the competitive market for outstanding executives, the compensation committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.

In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and, accordingly, in any year, such exercise may cause an officer's total compensation to exceed $1.0 million. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1.0 million cap on deductibility. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.

Equity Instrument Denominated in the Shares of a Subsidiary

As an extension of our belief that long-term performance is achieved through an ownership culture, we implemented the 2016 Omnibus Incentive Plan (the “Cornerstone Plan”) for Cornerstone Healthcare, Inc., a subsidiary of The Ensign Group and the holding company of various subsidiaries that own and operate home health and hospice agencies (Cornerstone).

The purpose of the Cornerstone Plan, which was approved by our Board on May 26, 2016, is to promote the interests of the Company and its stockholders by aiding Cornerstone in attracting and retaining officers, consultants, independent contractors capable of assuring the future success of Cornerstone and to attract and retain officers, employees and independent contractors for its Affiliates, to offer such persons incentives to continue in Cornerstone’s or its Affiliates’ employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in Cornerstone. The Board intends that the Cornerstone Plan will be primarily used for employees of Cornerstone and its Affiliates.

The Cornerstone Plan provides for the grant of stock options, restricted stock and other stock awards to eligible participants under the plan. The grant dates of these awards are generally the date of our Annual Stockholder Meeting when our Board of Directors or compensation committee meets to approve such stock option grants or restricted stock awards. The Board of Directors or compensation committee intent is to approve Cornerstone stock-based awards once per year on the date of our Annual Stockholder Meeting, regardless of whether or not our Board of Directors or compensation committee knows material non-public information on such date. The exercise price of Cornerstone stock options is the fair market value of Cornerstone common stock on the date of grant as determined by a third party appraisal.

The Compensation Committee of the Board of Ensign, has full administrative authority under the Cornerstone Plan, which authorizes the issuance of 6,258,709 shares of Cornerstone's common stock under the plan. As of March 31, 2017, a total of 3,443,419 shares of Cornerstone common stock were then subject to outstanding awards under the Cornerstone Plan, and an additional 3,190,290 shares of Cornerstone common stock were then available for new award grants under the Cornerstone Plan.

The stock options and restricted stock awards granted under the Cornerstone Plan generally vest as to 20% of the shares of common stock underlying the option or restricted stock award on each anniversary of the grant date. If a recipient’s employment with Cornerstone or its Affiliates terminates, then the restricted stock that remains unvested as of the date of the termination of the recipient’s employment will be forfeited without compensation. Because Cornerstone stock is not traded on a public exchange, shares obtained either by grant or by exercising options are subject to unique limitations. For example, recipients of Cornerstone common stock do not have any voting rights, dividend rights, or cash dividend rights and the shares are subject to limitations on transfer or sale. Until vested, the restricted stock may not be transferred and after such shares are vested, they may be subject to further restrictions on transfer, sale or disposition contained in the Cornerstone Plan, a stockholders agreement between the participant and Cornerstone, and the terms and conditions of the respective award, including certain call rights and certain put rights set forth in the award.

On an annual basis, Cornerstone's common stock will be valued by an independent third party valuation firm. Once a final valuation has been received, each recipient will be given written notice of the value of Cornerstone and common stock. In order to provide the Cornerstone participants with liquidity in their Cornerstone common stock, each participant has a put right during a window of time established at the sole discretion of the Board. The Board intends that the put window will occur on an annual basis at around the same time of the Company’s annual stockholder meeting. The window will provide a fifteen day period during which the participants in the Cornerstone Plan can sell certain shares of Cornerstone stock back to Cornerstone. Only shares that are vested and that have been held for at least six months may be sold back to Cornerstone. Cornerstone, at its sole discretion, has the right to purchase all or a portion of such Cornerstone shares using cash or exchanging fully vested Ensign shares equal to the value of the Cornerstone shares being exchanged.

In order to preserve the linkage between the interests of the Company and Cornerstone, as well as executives and other key personnel and those of our stockholders, Cornerstone granted certain of our executives restricted stock awards in Cornerstone. Our executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. These individuals receiving these awards will be required to hold them for one year from the end of the calendar year for which they are earned. The ownership and restriction on the restricted stock awards will not terminate upon separation of the individual from the Company. For 2016, restricted stock awards in Cornerstone were granted to the participating Named Executive Officers in the following dollar amounts: Christopher Christensen, $32,880, Suzanne Snapper, $13,700, Barry Port, $2,740 and Chad Keetch, $5,480. These bonus stock awards vest annually over a five year period.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions with management, the compensation committee recommended to our Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Submitted by:

Dr. John G. Nackel (Chair)
Daren J. Shaw
Lee A. Daniels
Barry M. Smith
Members of the Compensation Committee

Executive Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2016 by our Named Executive Officers. For a discussion of the compensation of our directors, see “Director Compensation” described in Proposal 1 above. All equity award amounts and related share price information discussed in this Executive Compensation section have been adjusted to reflect the two-for-one stock split of the outstanding shares of our common stock paid on December 23, 2015 to stockholders of record on December 17, 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards($)(2)		Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Other Compensation ($)		Total ($)

Christopher R. Christensen	2016	476,197	—	93,950		70,460	1,000,000	33,787	(5)	1,674,394
Chief Executive Officer	2015	462,327	—	227,160		793,348	1,621,827	22,664		3,127,326
and President	2014	452,840	500,000	738,301	(1)	545,595	1,354,405	36,670		3,627,811

Suzanne D. Snapper	2016	316,725	—	131,530		66,312	900,000	4,231	(6)	1,418,798
Chief Financial Officer	2015	307,500	—	227,160		606,441	1,190,313	3,600		2,335,014
	2014	295,485	500,000	843,773	(1)	408,691	1,014,614	5,419		3,067,982

Chad A. Keetch	2016	292,125	—	131,530		58,092	700,000	1,424	(7)	1,183,171
Executive Vice President	2015	280,833	—	227,160		460,047	852,301	1,066		1,821,407
and Secretary	2014	246,033	300,000	527,358	(1)	287,169	712,831	1,720		2,075,111

Beverly B. Wittekind	2016	406,208	350,000	56,370		22,548		1,493	(8)	836,619
Vice President and	2015	410,612	500,000	85,880		34,352	—	3,995		1,034,839
General Counsel	2014	391,006	300,000	52,730	(1)	—	—	3,707		747,443

Barry R. Port	2016	336,014	—	93,950		40,320	500,000	15,309	(9)	985,593
Chief Operating Officer,	2015	326,227	—	227,160		604,978	1,186,891	13,343		2,358,599
Ensign Services, Inc.	2014	312,658	350,000	—		445,082	1,104,918	18,354		2,231,012

(1)
For 2014, the compensation committee made approximately $3.9 million of special bonus awards, consisting of cash and option awards, to the Named Executive Officers partially in recognition of the successful completion of the Spin-Off. Including in Beverly Wittekind's amount is a $50,000 of special bonus related to the Spin-off and an annual discretionary bonus of $250,000. The special Spin-Off bonus awards were as follows:

Name	Special Cash Bonus ($)	Special Option Awards	Total Special Bonus ($)
Christopher R. Christensen	500,000	738,301	1,238,301

Suzanne D. Snapper	500,000	843,773	1,343,773

Chad A. Keetch	300,000	527,358	827,358

Beverly B. Wittekind	50,000	52,730	102,730

Barry R. Port	350,000	—	350,000

(2)
The amounts shown are the amounts of total compensation cost to be recognized by us over the vesting period related to options to purchase common stock which were granted during fiscal year 2016, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. These awards are not immediately exercisable and vest over five years. For a discussion of valuation and forfeiture assumptions, see Note 17 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)
The amounts shown are the amounts of compensation cost to be recognized by us related to restricted stock awards which were granted during fiscal year 2016, 2015 and 2014, as a result of the adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 17 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Including in the stock awards total is the 2016 restricted stock awards under the Cornerstone Plan. Cornerstone restricted stock awards were granted in 2016 to Christopher Christensen, Suzanne Snapper, Chad Keetch and Barry Port for the amount of $32,880, $13,700, $5,480 and $2,740, respectively. See further discussion under the heading "Compensation Discussion and Analysis--Equity Instrument Denominated in the Shares of a Subsidiary." In addition, a portion of the bonuses paid under the executive incentive plan to Christopher Christensen, Suzanne Snapper, Chad Keetch and Barry Port in 2015 of $702,484, $515,577, $369,183 and $514,114, respectively, and 2014 of $541,002, $405,250, $284,752 and $441,335, respectively, was in the form of fully vested stock awards. See further discussion under the heading "Compensation Discussion and Analysis--Principal Economic Elements of Executive Compensation."

(4)
The amounts shown in this column constitute the cash bonuses made to certain Named Executive Officers. Christopher Christensen, Suzanne Snapper, Chad A. Keetch and Barry Port participated in our executive incentive program. These awards are discussed in further detail under the heading "Compensation Discussion and Analysis--Principal Economic Elements of Executive Compensation."

(5)
Consists of term life insurance and accidental death and dismemberment insurance payments of $747, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $4,500, third-party tax service payments of $12,640 and a car allowance of $15,900.

(6)	Consists of term life insurance and accidental death and dismemberment insurance payments of $310 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $3,921.

(7)	Consists of term life and accidental death and dismemberment insurance payments of $264 and third-party tax service payments of $1,160.

(8)	Consists of term life insurance and accidental death and dismemberment insurance payments of $985 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $508.

(9)	Consists of term life insurance and accidental death and dismemberment insurance payments of $334, third-party tax service payments of $3,975 and a car allowance of $11,000. .

Grants of Plan-Based Awards - 2016

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2016.

		All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Options or Stock Awards ($)

Name	Grant Date

Christopher R. Christensen	8/31/2016	—	5,000	18.79	93,950	(1)
	8/31/2016	2,000	—	—	37,580	(2)

Suzanne D. Snapper	8/31/2016	—	7,000	18.79	131,530	(1)
	8/31/2016	2,800	—	—	52,612	(2)

Chad A. Keetch	8/31/2016	—	7,000	18.79	131,530	(1)
	8/31/2016	2,800	—	—	52,612	(2)

Barry R. Port	8/31/2016	—	5,000	18.79	93,950	(1)
	8/31/2016	2,000	—	—	37,580	(2)

Beverly B. Wittekind	8/31/2016	—	3,000	18.79	56,370	(1)
	8/31/2016	1,200	—	—	22,548	(2)

(1)
The amounts shown are the aggregate fair value of the stock option awards which were granted under our 2007 Omibus Incentive Plan in fiscal year 2016, which will be recognized over the five year vesting period, as a result of adoption of ASC 718. These amounts disregard the estimated forfeiture rate which is considered when recognizing the ASC 718 expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 17 in our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)
Excluded in the total is the 2016 restricted stock awards granted under the Cornerstone Plan. Restricted stock awards were granted on May 26, 2016 to Christopher Christensen, Suzanne Snapper, Chad Keetch and Barry Port of 24,000, 10,000, 4,000 and 2,000 shares, respectively, for the amount of $32,880, $13,700, $5,480 and $2,740, respectively. The fair value of these restricted stock awards on the grant date of May 26, 2016 was $1.37. See further discussion under the heading "Compensation Discussion and Analysis--Equity Instrument Denominated in the Shares of a Subsidiary."

Outstanding Equity Awards at Fiscal Year-End - 2016

The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2016.

	Option Awards								Stock Awards (7)
	Grant	Number of Options Awards Granted		Number of Options Awards	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Shares or Units of Stock That Have Vested
Name	Date	(4)		Vested	(#)(1)(2)	(#)(2)	($)(4)	Date	(#)	($)(3)	(#)

Christopher R. Christensen	2/15/2012	—		—	—	—	—	—	—	—	18,150	(5)
	3/14/2013	—		—	—	—	—	—	—	—	7,688	(5)
	5/29/2014	128,310	(6)	51,324	—	76,986	12.85	5/29/2024	—	—	—
	2/4/2015	—		—	—	—	—	—	—	—	24,828	(5)
	7/30/2015	9,000		1,800	1,800	7,200	25.24	7/30/2025	2,880	64,454	720
	3/14/2016	—		—	—	—	—	—	—	—	32,165	(5)
	8/31/2016	5,000		—	—	5,000	18.79	8/31/2026	2,000	44,760

Suzanne D. Snapper	1/22/2008	64,154		64,154	9,800	—	3.01	1/22/2018	—	—	—
	10/29/2008	21,996		21,996	6,600	—	4.06	10/29/2018	—	—	—
	1/29/2009	21,996		21,996	21,996	—	4.56	1/29/2019	—	—	—
	4/30/2009	54,990		54,990	54,990	—	4.23	4/30/2019	—	—	—
	7/23/2009	21,996		21,996	21,996	—	4.35	7/23/2019	—	—	—
	12/17/2009	36,660		36,660	36,660	—	4.06	12/17/2019	—	—	—
	5/25/2010	—		—	—	—	—	—	—	—	4,000
	10/14/2010	—		—	—	—	—	—	—	—	8,000
	2/2/2011	—		—	—	—	—	—	—	—	3,000
	3/15/2011	—		—	—	—	—	—	—	—	17,390	(5)
	8/11/2011	—		—	—	—	—	—	—	—	4,000
	10/27/2011	9,164		9,164	9,164	—	6.42	10/27/2021	—	—	2,000
	2/15/2012	—		—	—	—	—	—	—	—	12,088	(5)
	10/31/2012	7,332		5,684	5,684	1,648	7.96	10/31/2022	320	7,162	1,280
	3/14/2013	—		—	—	—	—	—	—	—	4,726	(5)
	6/12/2013	9,164		5,498	5,498	3,666	9.75	6/12/2023	800	17,904	1,200
	8/1/2013	9,164		5,498	5,498	3,666	10.59	8/1/2023	800	17,904	1,200
	10/29/2013	3,666		2,198	2,198	1,468	11.49	10/29/2023	320	7,162	480
	5/29/2014	146,640	(6)	58,656	58,656	87,984	12.85	5/29/2024	—	—	—
	2/4/2015	—		—	—	—	—	—	—	—	18,598	(5)
	7/30/2015	9,000		1,800	1,800	7,200	25.24	7/30/2025	2,880	64,454	720
	3/14/2016	—		—	—	—	—	—	—	—	23,607	(5)
	8/31/2016	7,000		—	—	7,000	18.79	8/31/2026	2,800	62,664	—

Chad A. Keetch	5/25/2010	—		—	—	—	—	—	—	—	2,000
	2/2/2011	—		—	—	—	—	—	—	—	3,000
	8/11/2011	—		—	—	—	—	—	—	—	4,000
	10/27/2011	1,832		1,832	366	—	6.42	10/27/2021	—	—	400
	2/8/2012	18,330		14,664	11,130	3,666	7.38	2/8/2022	800	17,904	3,200
	7/26/2012	18,330		14,664	14,664	3,666	7.86	7/26/2022	800	17,904	3,200
	10/31/2012	7,332		5,864	5,864	1,468	7.96	10/31/2022	320	7,162	1,280
	6/12/2013	9,164		5,498	5,498	3,666	9.75	6/12/2023	800	17,904	1,200
	10/29/2013	3,666		2,198	2,198	1,468	11.49	10/29/2023	320	7,162	480
	5/29/2014	91,650	(6)	36,660	36,660	54,990	12.85	5/29/2024	—	—	—
	2/4/2015	—		—	—	—	—	—	—	—	13,068	(5)
	7/30/2015	9,000		1,800	1,800	7,200	25.24	7/30/2025	2,880	64,454	720
	3/14/2016	—		—	—	—	—	—	—	—	16,904	(5)
	8/31/2016	7,000		—	—	7,000	18.79	8/31/2026	2,800	62,664	—

Beverly B. Wittekind	1/22/2008	14,664		14,664	14,664	—	3.01	1/22/2018	—	—	—
	1/29/2009	10,998		10,998	10,998	—	4.56	1/29/2019	—	—	—
	7/23/2009	14,664		14,664	14,664	—	4.35	7/23/2019	—	—	—
	5/25/2010	—		—	—	—	—	—	—	—	3,000
	10/27/2011	7,332		7,332	7,332	—	6.42	10/27/2021	—	—	1,600
	5/15/2012	10,998		8,798	8,798	2,200	6.56	5/15/2022	480	10,742	1,920

	10/29/2013	3,666	2,198	2,198	1,468	11.49	10/29/2023	320	7,162	480
	5/29/2014	9,164	3,666	3,666	5,498	12.85	5/29/2024	—	—	—
	10/29/2015	4,000	800	800	3,200	21.47	10/29/2025	1,280	28,646	320
	8/31/2016	3,000	—	—	3,000	18.79	8/31/2026	1,200	26,856	—

Barry R. Port	12/17/2009	29,328	29,328	24,328	—	4.06	12/17/2019	—	—	—
	3/11/2010	21,996	21,996	21,996	—	4.77	3/11/2020	—	—	—
	5/25/2010	—	—	—	—	—	—	—	—	4,000
	7/29/2010	—	—	—	—	—	—	—	—	4,000
	10/14/2010	—	—	—	—	—	—	—	—	4,000
	2/2/2011	—	—	—	—	—	—	—	—	8,000
	5/26/2011	—	—	—	—	—	—	—	—	4,000
	10/27/2011	18,330	18,330	18,330	—	6.42	10/27/2021	—	—	4,000
	2/15/2012	—	—	—	—	—	—	—	—	38,682	(5)
	7/26/2012	18,330	14,664	14,664	3,666	7.86	7/26/2022	800	17,904	3,200
	10/31/2012	7,332	5,864	5,864	1,468	7.96	10/31/2022	320	7,162	1,280
	3/14/2013	91,650	54,990	54,990	36,660	8.96	3/14/2023	20,000	447,600	36,582
	2/4/2015	—	—	—	—	—	—	—	—	20,254	(5)
	7/30/2015	9,000	1,800	1,800	7,200	25.24	7/30/2025	2,880	64,454	720
	3/14/2016	—	—	—	—	—	—	—	—	23,540	(5)
	8/31/2016	5,000	—	—	5,000	18.79	8/31/2026	2,000	44,760	—

(1)	All options granted under the Company's 2001 and 2005 Plans held by our Named Executive Officers may be early exercised.

(2)
Options vest in equal annual installments (20% each year) on the anniversary of the date of grant with the exercised portion of partially exercised options vesting prior to the unexercised portion of such options.

(3)	The market value of these shares at December 31, 2016 was $22.38.

(4)
Effective with the Spin-Off, the holders of our stock options on the record date for the Spin-Off received stock options consistent with a conversion ratio that was necessary to maintain the pre Spin-Off intrinsic value of the options. In order to preserve the aggregate intrinsic value of our stock options held by such persons, the exercise prices and number of options outstanding of such awards were adjusted by using the proportion of the CareTrust when-issued closing stock price to the total Company closing stock price on the distribution date for the Spin-Off.

(5)	Represents the number of shares of our common stock awarded in lieu of a cash bonus payable under our executive incentive plan. These shares were fully vested on the grant date.

(6)	These were stock option awards granted as part of the special bonus related to the Spin-Off.

(7)	The restricted stock awards do not expire.

Option Exercises and Stock Vested - 2016

The following table provides information for our Named Executive Officers about options that were exercised and restricted stock that vested in 2016.

	Option Awards							Stock Awards
	Grant	Number of Options Awards Granted	Number of Options Awards Vested	Exercise	Number of Shares Acquired on Exercise	Stock Price on Exercise Date	Value Realized on Exercise	Number of Shares or Units of Stock Granted	Vest	Number of Shares Acquired on Vesting	Stock Price on Vest Date	Value Realized on Vesting
Name	Date	(3)	(#)	Date	(#)	($)(2)	($)	(#)	Date	(#)	($)(1)	($)

Christopher R.	—	—	—	—	—	—	—	32,165	3/15/2016	32,165	21.84	702,484
Christensen	—	—	—	—	—	—	—	3,600	7/30/2016	720	21.49	15,473
	5/29/2014	128,310	—	8/18/2016	51,324	18.61	955,140	—	—	—	—	—

Suzanne D.	—	—	—	—	—	—	—	3,000	2/2/2016	600	22.43	13,458
Snapper	—	—	—	—	—	—	—	23,607	3/15/2016	23,607	21.84	515,577
	—	—	—	—	—	—	—	2,000	6/12/2016	400	20.76	8,304
	—	—	—	—	—	—	—	3,600	7/30/2016	720	21.49	15,473
	—	—	—	—	—	—	—	2,000	8/1/2016	400	21.49	8,596
	—	—	—	—	—	—	—	4,000	8/11/2016	800	18.71	14,968
	1/22/2008	64,154	9,800	8/19/2016	10,000	18.45	184,500	—	—	—	—	—
	—	—	—	—	—	—	—	2,000	10/27/2016	400	18.36	7,344
	—	—	—	—	—	—	—	800	10/29/2016	160	18.47	2,955
	—	—	—	—	—	—	—	1,600	10/31/2016	320	18.47	5,910

Chad A. Keetch	—	—	—	—	—	—	—	3,000	2/2/2016	600	22.43	13,458
	—	—	—	—	—	—	—	4,000	2/8/2016	800	19.89	15,912
	—	—	—	—	—	—	—	16,904	3/15/2016	16,904	21.84	369,183
	—	—	—	—	—	—	—	2,000	6/12/2016	400	20.76	8,304
	—	—	—	—	—	—	—	4,000	7/26/2016	800	21.94	17,552
								3,600	7/30/2016	720	21.49	15,473
	—	—	—	—	—	—	—	4,000	8/11/2016	800	18.71	14,968
	10/27/2011	1,832	1,832	8/19/2016	1,466	18.45	27,048	—	—	—	—	—
	2/8/2012	18,330	14,664	8/19/2016	3,534	18.45	65,202	—	—	—	—	—
	—	—	—	—	—	—	—	400	10/27/2016	80	18.36	1,469
	—	—	—	—	—	—	—	800	10/29/2016	160	18.47	2,955
	—	—	—	—	—	—	—	1,600	10/31/2016	320	18.47	5,910

Beverly B.	—	—	—	—	—	—	—	2,400	5/15/2016	480	20.50	9,840
Wittekind	7/26/2006	18,330	18,330	6/10/2016	767	21.00	16,107	—	—	—	—	—
	7/26/2006	18,330	18,330	6/13/2016	17,563	20.26	355,826	—	—	—	—	—
	—	—	—	—	—	—	—	1,600	10/27/2016	320	18.36	5,875
	—	—	—	—	—	—	—	2,400	10/29/2016	480	18.47	8,866

Barry R. Port	—	—	—	—	—	—	—	8,000	2/2/2016	1,600	22.43	35,888
	—	—	—	—	—	—	—	50,000	3/14/2016	10,000	21.84	218,400
	—	—	—	—	—	—	—	23,540	3/15/2016	23,540	21.84	514,114
	—	—	—	—	—	—	—	4,000	5/26/2016	800	19.58	15,664
	—	—	—	—	—	—	—	4,000	7/26/2016	800	21.94	17,552
	—	—	—	—	—	—	—	3,600	7/30/2016	720	21.49	15,473
	12/17/2009	29,328	29,328	8/19/2016	5,000	18.45	92,250	—	—	—	—	—
	—	—	—	—	—	—	—	4,000	10/27/2016	800	18.36	14,688
	—	—	—	—	—	—	—	1,600	10/31/2016	320	18.47	5,910

(1)	The aggregate value realized upon the vesting of the stock award is based upon the aggregate market value of the vested shares of our common stock on the vesting date.

(2)	The aggregate value realized upon the exercise of the stock option award is based upon the aggregate market value of the exercised shares of our common stock on the exercise date.

(3)
Effective with the Spin-Off, the holders of our stock options on the record date for the Spin-Off received stock options consistent with a conversion ratio that was necessary to maintain the pre Spin-Off intrinsic value of the options. In order to preserve the aggregate intrinsic value of our stock options held by such persons, the exercise prices and number of options outstanding of such awards were adjusted by using the proportion of the CareTrust when-issued closing stock price to the total Company closing stock price on the distribution date for the Spin-Off.

Change-in-Control and Severance Disclosure

We have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our Named Executive Officers, changes in their compensation or a change in control. However, the administrator of our equity incentive plans has the authority to accelerate the vesting of options and restricted stock, in certain circumstances, subject to the terms of the plans.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Drs. John G. Nackel, Antoinette T. Hubenette, Messrs. Daren J. Shaw and Lee A. Daniels. None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or during 2016 has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

We maintain our 2001 Stock Option, Deferred Stock and Restricted Stock Plan, our 2005 Stock Incentive Plan and our 2007 Omnibus Incentive Plan. The 2001 Stock Option, Deferred Stock and Restricted Stock Plan and our 2005 Stock Incentive Plan have expired on their terms and no additional awards will be granted under these plans.

The following table provides information about equity awards under all of our equity compensation plans as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	5,175,941	$11.62	2,105,234	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	5,175,941	$11.62	2,105,234

(1)
The 2007 Omnibus Incentive Plan (the 2007 Plan) incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 2007 Plan will increase by a number of shares equal to the lesser of (i) 1,000,000 shares of common stock or (ii) 2% of the number of shares outstanding as of the last day of the immediately preceding fiscal year, or such lesser number as determined by our Board of Directors.

PROPOSAL 3: APPROVAL OF THE ENSIGN GROUP, INC. 2017 OMNIBUS INCENTIVE PLAN

At the Annual Meeting, we are asking our stockholders to approve The Ensign Group, Inc. 2017 Omnibus Incentive Plan (the 2017 Plan), which was adopted, subject to stockholder approval, by the Board on April 12, 2017. The Board intends that the 2017 Plan will replace the 2007 Omnibus Incentive Plan as amended (the 2007 Plan), which expires by its terms in October 2017.

The purpose of the 2017 Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, consultants, independent contractors and Directors capable of assuring the future success of the Company and to attract and retain officers, employees and independent contractors for its affiliates, to offer such persons incentives to continue in the Company’s or its Affiliates’ employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

In the past, the Company maintained the 2001 Stock Option, Deferred Stock and Restricted Stock Plan and the 2005 Stock Incentive Plan. Both the 2001 Stock Option, Deferred Stock and Restricted Stock Plan and the 2005 Stock Incentive Plan have expired and have no outstanding awards remaining. The Company currently maintains the 2007 Plan. As of March 31, 2017, a total of 5,580,410 shares of the Company's common stock were then subject to outstanding awards granted under all plans, and an additional 3,081,269 shares, which includes 1,000,000 shares added to the 2007 Plan on January 1, 2017 pursuant to the evergreen formula contained in such 2007 Plan. These shares were then available for new award grants under the 2007 Plan. The following table provides additional information regarding awards granted under all plans:

Stock Options Outstanding under all plans as of March 31, 2017	5,148,270
Weighted Average Exercise Price of Stock Options Outstanding under all plans as of March 31, 2017	$11.97
Weighted Average Remaining Term of Stock Options Outstanding under all plans as of March 31, 2017	4.66
Outstanding Full Value Awards under all plans as of March 31, 2017	432,140
Total Equity Awards Outstanding under all plans as of March 31, 2017	5,580,410
Shares Available for Grant as of March 31, 2017 (2007 Plan that will be rolled over to the 2017 Plan)	3,081,269
The 2001 Stock Option, Deferred Stock and Restricted Stock Plan and our 2005 Stock Incentive Plan have expired on their terms and no additional awards will be granted under these plans.

On April 4, 2017, the closing per share price of our common stock was $18.12 as reported on the NASDAQ Stock Market.

If stockholders approve the 2017 Plan, no new awards will be granted under the 2007 Plan after the Annual Meeting. The number of shares that will initially be made available for award grants under the 2017 Plan will equal 3,081,269 shares plus an additional 3,800,000 shares.

If stockholders do not approve the 2017 Plan at the Annual Meeting, then the 2017 Plan will terminate and be null and void (and with no Awards issued thereunder). No further awards may be granted under the 2007 Plan upon the earlier of Company stockholder approval of the 2017 Plan or the October 2017 expiration date of the 2007 Plan.

If stockholders do not approve the 2017 Plan, the Company will continue to have the authority to grant awards under the 2007 Plan until its expiration date in October 2017. If stockholders approve the 2017 Plan, the termination of the Company's grant authority under the 2007 Plan will not affect awards then outstanding under the 2007 Plan.

Why We Believe You Should Vote for Proposal 3

We believe our future success depends on our ability to attract, motivate and retain high quality employees, officers and directors and that the ability to provide stock and stock-based awards under the 2017 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees.

The use of our stock as part of our compensation program is also important to our continued success in that it fosters a pay-for-performance culture, which is an important element of our overall compensation package for our employees. We believe that equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is based on our stock performance. Equity compensation also aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our equity compensation awards are subject to vesting and/or performance criteria.

If the 2017 Plan is not approved, we may be compelled to increase significantly the cash component of our employee compensation, which may not necessarily align employee interests with those of stockholders as well as the alignment provided by stock-based awards. Replacing equity awards with cash will also increase cash compensation expense and use cash that we believe would be better utilized if reinvested in our businesses.

Finally, we believe that we have demonstrated our commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity and, therefore, we have carefully managed our equity incentive compensation. Our equity compensation practices are targeted to be well within market range based on input from our independent compensation consultant and other third party market data our compensation committee uses in considering and granting equity awards, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described below.

We presently use our 2007 Plan for stock-based awards. As of March 31, 2017, we had 5,148,270 options outstanding under our 2007 Plan with a weighted average exercise price of $11.97 per option and a weighted average term to expiration of 4.66 years. As of March 31, 2017, we had 3,081,269 shares available for issuance under the 2007 Plan. Our 2007 Plan contains an “evergreen” provision pursuant to which the number of shares available for issuance under the such plan as of January 1 of each year is increased by no more than the lesser of (i) 1,000,000 shares of common stock or (ii) two percent (2%) of our outstanding common stock as of December 31 of the immediately preceding fiscal year. The proposed 2017 Plan does not contain an “evergreen” provision.

We believe that our ability to provide employees attractive equity-based compensation is critical to our ability to continue to attract and retain high caliber employees, link incentive rewards to company performance, encourage employee ownership in our company and align the interests of employees and directors with those of our stockholders. We believe that our equity-based compensation programs are integral to our success and are an important incentive for achieving our performance goals. If stockholders fail to approve the 2017 Plan, we will no longer be able to make grants under the 2007 Plan after October 2017 and will therefore only be able to grant long-term incentive awards in the form of cash awards. In that event, we believe we would be constrained in our ability to attract and retain executives, other key employees, consultants and directors, and in motivating and retaining skilled management personnel and directors necessary for our success. Accordingly, the Board of Directors believes the adoption of the 2017 Plan is in the best interest of our stockholders.

The 2017 Plan is being submitted to our stockholders to ensure that certain awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code may so qualify, and to comply with the rules of The NASDAQ Stock Market requiring stockholder approval when an equity compensation plan is established.

Discussion of the Aggregate Share Limit

 The 2017 Plan provides for the issuance of (i) 3,800,000 shares of common stock, plus (ii) 3,081,269 shares that are available for issuance under the 2007 Plan. The number of shares available to be issued under the 2017 Plan will be reduced by (i) one share for each share that relates to an option or stock appreciation right award and (ii) 2.5 shares for each share which relates to an award other than a stock option or stock appreciation right award (a full-value award).

To the extent that (i) options or stock appreciation rights granted under the 2017 Plan expire without being exercised or are cancelled, forfeited terminated or are not distributed, or (ii) shares subject to awards under the 2017 Plan are cancelled, forfeited, terminated or are settled in cash in lieu of shares, in each case such shares will be added back to the 2017 Plan on the same basis and subject to the same ratio that applied when such shares were granted and will increase the number of shares available for issuance under the 2017 Plan. To further limit the dilutive impact of shares proposed to be issued under the 2017 Plan, shares of capital stock of the Company delivered to the Company in payment of the purchase price of any award, shares repurchased on the open market with proceeds received by the Company from stock exercises, shares delivered to or withheld by the Company to pay withholding taxes under the 2017 Plan and shares not issued upon the net settlement or net exercise of SARs, in each case, will not be added back to the 2017 Plan and will not be available for future grants under the 2017 Plan. Stock appreciation rights to be settled in shares will be counted in full against the number of shares available for award under the 2017 Plan regardless of the number of shares issued upon settlement of the stock appreciation rights. The number of shares available under the 2017 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Company.

Management recommended, and the committee and the Board each approved a share pool reserve of 3.8 million common shares plus the unissued shares under the 2007 Plan for future issuance under the 2017 Plan. In determining the number of shares to be reserved under the 2017 Plan, management and the committee considered our historical equity compensation grant rate along with our projected equity grant needs for the next several years. Over the last three fiscal years, we have granted a per fiscal year average of approximately 1.05 million option shares and 0.225 million shares subject to restricted stock awards. After applying our restricted share usage multiple of 2.5, this generates an average annual historical grant usage of approximately 1.6 million shares. If our future equity grants were to generally resemble this historical average, then the requested share pool reserve would enable us to grants awards under the 2017 Plan for approximately the next four years.

The approximate impact of the requested share reserve for the 2017 Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of March 31, 2017):

Dilutive effect of requested new reserve shares under the 2017 Plan	7.44%

Dilutive effect of requested new reserve shares under 2017 Plan plus unissued shares available for grant under 2007 Plan	13.47%

Total potential dilution (including currently outstanding awards under 2007 Plan)	24.4%

Highlights of Material Differences between the 2017 Plan and the 2007 Plan
The following table highlights certain of the differences between the 2017 Plan and the 2007 Plan:

	2007 Plan	2017 Plan
Plan Share and Incentive Stock Option (ISO) and Stock/RSU Grant Limits
Plan: 1,000,000 shares plus annual increase of lesser of 1,000,000 shares or 2% of total outstanding shares or lesser amount determined by the Board.
ISO: 1,000,000 shares plus annual increase.
Stock/RSUs: 1,000,000 shares plus annual increase.
Plan: 3,800,000 shares plus unissued shares from 2007 Plan plus shares from awards forfeited in the future under the 2007 Plan. ISO: 6,881,269 Stock/RSUs: 6,881,269 maximum
	A share issued under awards counts as 1 share against the share limit	A share issued under awards other than options or SARs counts as 2.5 shares against the share limit.

Plan Expiration	October 29, 2017	April 12, 2027

Grant Limit per Non-Employee Director per fiscal year	N/A	50,000 shares

Substitute Awards	N/A	May issue awards as replacement or in substitution of awards previously granted in connection with acquisition of other company. Substitute awards do not count against the share limit

Recoupment of Compensation (“Clawback”)	N/A	Awards are subject to clawback policies adopted by the Company

Payment of Dividends or Dividend Equivalents on Unvested Awards	N/A
Dividends may be paid with respect to unvested Restricted Stock awards that are subject to time-vesting requirements only, but may not be paid with respect to unvested options, SARs, Performance awards or RSUs

Grant of Re-Load Options	N/A	Not Permitted

Eligible Participants	Natural persons only	May be an entity as well as natural person

Per Share Exercise Price of Options or SARs	Minimum of 100% of share fair market value on date of grant	Option exercise price will be 100% of share fair market value on date of grant; SAR and ISO exercise price must be 100% of fair market value on date of grant

Income Tax Share Withholding	Not to exceed the minimum amount required under applicable regulations	Not to exceed the maximum amount permitted under applicable regulations or accounting rules

Internal Revenue Code Section 162(m) Performance Grant Limits for first year of employment or commencement of being Covered Employee	N/A	Increased by multiple of 2 for fiscal year when participant first becomes employed or covered under Internal Revenue Code Section 162(m)

Description of the 2017 Plan

The following is a summary of the principal features of the 2017 Plan. This summary does not purport to be a complete description of all of the provisions of the 2017 Plan. It is qualified in its entirety by reference to the full text of the 2017 Plan. A copy of the 2017 Plan is attached to this Proxy Statement as Appendix A.
The term of stock option and stock appreciation rights awards will not be longer than ten years, or in the case of incentive stock options, longer than five years with respect to holders of more than 10% of our common stock. The committee may permit accelerated vesting of an award upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of us.
Administration

The compensation committee of our Board will administer the 2017 Plan with respect to persons who are subject to Section 16 of the Exchange Act and awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). The committee or a separate committee of two or more directors of the Company appointed by the Board may administer the 2017 Plan with respect to all other persons and awards.

The committee has the authority to administer the 2017 Plan and, except for option grants made to non-employee directors under the Directors' Automatic Stock Grant Program discussed below, will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2017 Plan. Subject to the provisions of the 2017 Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the 2017 Plan and establish rules and regulations for the administration of the 2017 Plan. In addition, our Board may generally exercise the powers of the committee at any time.

Eligibility to Participate and Types of Awards under the 2017 Plan

The 2017 Plan permits the granting by the committee of stock options, stock appreciation rights, restricted stock grants and restricted stock units as well as performance awards and other stock based awards.

Any employee, officer, consultant, independent contractor or director providing services to us or any of our affiliates, who is selected by the committee, is eligible to receive awards under the 2017 Plan. On March 31, 2017, the Company had approximately 26,000 full-time equivalent employees (including executive officers) and part-time employees and six non-employee directors who would have been eligible to participate in the 2017 Plan if it had been in effect as of that date.

Stock Options

The committee may grant stock options to officers and other employees intended to qualify as incentive stock options, as defined in Section 422 of the Code of 1986 and may also grant options to employees, consultants, independent contractors and directors that do not qualify as incentive stock options (i.e., nonqualified stock options). The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the committee. The exercise price of an option generally will not be less than 100% of the fair market value of our common stock on the date of grant, or in the case of incentive stock options, 110% of the fair market value of our common stock with respect to holders of more than 10% of our common stock. The committee may, however, set the exercise price of non-qualified stock options at less than 100% of the fair market value on the date of grant if the committee acknowledges in its granting resolutions that such option has been structured to be exempt from or compliant with the requirements of Section 409A. The fair market value of our common stock will be the closing sale price as quoted on the NASDAQ Stock Market on the date of grant. The 2017 Plan permits payment of the exercise price to be made by cash, shares of our common stock, other securities, other awards or other property. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

Restricted Stock and RSUs

The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the committee (including, for example, restrictions on transferability or on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the committee may determine. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our common stock at some future date determined by the committee.

Stock Appreciation Rights ("SARs")

The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the SAR's exercise date or, at the committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR, as determined by the committee, paid solely in shares of common stock. SARs vest and become exercisable in accordance with a vesting schedule established by the committee.

Performance Awards

Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. Subject to the terms of the 2017 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award is determined by the committee.

Dividend Equivalents

The committee may grant dividend equivalents under which the participant is entitled to receive payments (in cash, shares of common stock, other securities, other awards or other property as determined in the discretion of the committee) equivalent to the amount of cash dividends paid by us to holders of shares of common stock with respect to a number of shares of common stock determined by the committee.  No dividends (that are paid by the Company to holders of Shares) will be paid or accrued with respect to Options, Stock Appreciation Rights, Restricted Stock Units or unearned Performance Awards; however, dividends may be paid with respect to unvested Restricted Stock awards issued under the Plan that are subject to time-vesting requirements only.

Other Stock-Based Awards

The committee may grant other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock (including, without limitation, securities convertible into shares of common stock), as are deemed by the committee to be consistent with the purpose of the 2017 Plan. Shares or other securities delivered pursuant to such awards shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares of common stock, other securities, other awards or other property or any combination thereof), for consideration as determined by the committee.

Directors' Automatic Stock Grant Program

Under the Directors' Automatic Stock Grant Program of the 2017 Plan, each non-employee director who is serving as a duly elected or appointed Class I, Class II, or Class III Director on the first day of each fiscal quarter, will automatically receive 1,500 Shares for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program will vest over a three-year period, beginning with the first anniversary of the grant date, and the non-employee director will not be required to pay any amount to the Company for such Shares. Subject to the 2017 Plan’s annual per person per fiscal year grant limit for non-employee directors, there will be no limit on the number of Shares any one non-employee director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and non-employee directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a non-employee director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-employee directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under the Directors' Automatic Stock Grant Program. If a non-employee director ceases to serve as a member of the Board for any reason, such non-employee director will no longer be eligible or entitled to receive any Awards contemplated by this subsection. Non-employee directors elected to fill less than a three-year term will receive a pro rata stock award.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, and except for any repricing that may be approved by stockholders) will the committee (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award. This prohibition may not be amended without approval by stockholders. Additionally, no re-load stock options may be granted.

Transferability of Awards

Except as described below, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The commitee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).

Change in Control

Generally, and subject to limited exceptions set forth in the 2017 Plan, if there is a change in control and/or the Company is a party to a merger, business combination, or other reorganization, or similar transaction, outstanding Awards will be subject to the merger agreement or other applicable transaction agreement.

Adjustments

The 2017 Plan provides for equitable adjustment by the committee, in the event of a dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities or other similar corporate transaction or event that affects the shares of our common stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2017 Plan, then the number and type of shares of common stock (or other securities or other property) that are subject to outstanding awards and the purchase price or exercise price with respect to any outstanding award will be proportionately adjusted. The committee shall make such proportionate adjustments, if any, as the committee in its discretion may deem appropriate to reflect such event with respect to the aggregate number and kind of shares that may be issued under the 2017 Plan and also the other 2017 Plan numerical limits.

Amendment and Termination

Unless earlier discontinued or terminated by the Board, the 2017 Plan will expire on April 12, 2027. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2017 Plan prior to its expiration may extend beyond the end of such period through the award's normal expiration date. Our Board may amend, suspend or terminate the 2017 Plan at any time, provided that our Board will get stockholder approval when necessary to not violate the rules of the NASDAQ Stock Market, to allow the grant of incentive stock options, to increase the number of shares of common stock authorized under the 2017 Plan, to reprice options or SARs, or to prevent the grant of options or SARs that would qualify under Section 162(m) of the Code. The committee may not amend an outstanding award in a manner that adversely affects the holder of the award without the holder's consent.

Governing Law

The 2017 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Recoupment Policy

Awards granted under the 2017 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation (including cash awards and equity-based awards), such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

Approval of Material Terms of the Performance Goals Under the 2017 Plan

Compensation paid to our chief executive officer and the three other most highly compensated executive officers other than our chief financial officer (collectively referred to as the Covered Employees) is not deductible by the Company to the extent such compensation exceeds $1 million in any fiscal year. However, compensation that qualifies as “performance-based compensation” under Code Section 162(m) does not count toward such $1 million annual limit.

For compensation to qualify as "performance-based compensation" under Code Section 162(m), one requirement is that a corporation's stockholders approve the "material terms of the performance goals" under which performance-based compensation is to be paid. Under Code Section 162(m), the material terms of the performance goal (Material Terms) requiring stockholder approval are:

•	The employees eligible to receive the performance-based compensation;

•	A description of the business criteria on which each performance goal is based; and

•
Either the formula used to calculate the performance-based compensation, or, alternatively, the maximum amount of such compensation that could be awarded or paid to any eligible employee if the applicable performance goals are met.

Participant Eligibility. Employees, officers, non-employee directors and consultants providing services to the Company and our subsidiaries and affiliates, are eligible to receive awards under the 2017 Plan. The committee determines, in its discretion, the participants to be granted awards under the 2017 Plan.

Performance Condition Business Criteria. The 2017 Plan specifies performance conditions that the committee may include in awards intended to qualify as performance-based compensation under Code Section 162(m). These performance criteria shall be limited to one or more of the following target objectives involving us or a subsidiary or business unit of ours and may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria.

•	Revenue

•	Cash flow

•	Gross profit

•	Earnings before interest and taxes

•	Earnings before interest, taxes, depreciation and amortization

•	Net earnings

•	Earnings per share

•	Margins (including one or more of gross, operating, and net income margins)

•	Return (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return)

•	Stock price

•	Economic value added

•	Working capital

•	Market share

•	Cost reductions

•	Workforce satisfaction and diversity goals

•	Employee retention

•	Customer satisfaction

•	Completion of key projects and strategic plan development and implementation

•	Any other similar criteria

•	Any combination of the foregoing

If this Proposal 3 is approved by stockholders, then each of the above performance criteria would be approved for use (until our annual meeting of stockholders in 2022), at the committee’s discretion, in the grant of awards that are intended to qualify as performance-based compensation under Code Section 162(m). Including one or more of the foregoing performance conditions in awards of restricted stock and restricted stock units to Covered Employees can permit these awards to qualify as performance-based compensation. Certain other awards which derive their value entirely from an increase in the value of our shares after the date of the grant, such as stock options or stock appreciation rights, may qualify as performance-based compensation under Code Section 162(m) without including of any of the above performance criteria.

Limitations on the Magnitude of Grants. To qualify as Code Section 162(m) performance-based compensation, the 2017 Plan imposes per person fiscal year grant limits on awards as enumerated below.

Limit Per Fiscal Year

Stock Options and SARs	2,500,000 shares

Restricted Stock, RSUs, Other Stock Grants, and Other Stock-Based Awards intended to constitute Qualified Performance Based Awards	2,500,000 shares

Performance Awards denominated in cash	$5,000,000

The numerical limits expressed in the above table shall in each case be increased by a multiple of two with respect to awards granted to a participant during the fiscal year of the participant’s commencement of employment with the Company or during the first fiscal year that the participant becomes a Covered Employee.

It is impossible to be certain that all 2017 Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the 2017 Plan does not preclude the committee from making other compensation payments outside of the 2017 Plan to Covered Employees even if such payments do not qualify for tax deductibility under Code Section 162(m). See also the section under the heading “Internal Revenue Code Section 162(m)” below for further information on Code Section 162(m).

Approval of this Proposal 3 will also constitute approval of the Material Terms by stockholders and thereby enable 2017 Plan awards to Covered Employees to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Code. By seeking approval of this Proposal 3, the Board also intends to prevent, in certain circumstances, Code Section 162(m) from limiting the income tax deductibility of 2017 Plan awards granted to Covered Employees.

Federal Income Tax Consequences

The following is a brief summary, as of April 1, 2017, of the U.S. federal income tax consequences applicable to us and to participants for awards granted under the 2017 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2017 Plan.

Incentive Stock Options.  For federal income tax purposes, the holder of an incentive stock option has no taxable income at the time of the grant or exercise of the incentive stock option.  If such person retains the common stock acquired under the incentive stock option for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain.  If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares.  Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year.  Utilization of losses is subject to special rules and limitations.  The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonqualified Stock Options.  A participant who receives a nonqualified stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock.  A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b).  Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.
Restricted Stock Units.  No taxable income is generally reportable when unvested restricted stock units are granted to a participant.  Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Cash Awards or Other Awards.  No taxable income is generally recognized by the participant until his/her receipt of payment of any earned cash award.   The participant will recognize ordinary income at the time of payment equal to the amount of such cash payment.

Income Tax Effects for the Company.  We generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option).

Internal Revenue Code Section 162(m).  Code Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. However, “performance-based compensation” is specifically exempt from the Section 162(m) $1 million annual tax deduction limit. The 2017 Plan is intended to enable certain awards to constitute qualified performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Code.  However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A.  Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest.  The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2017 Plan (such as restricted stock units).  The intent is for the 2017 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable.  As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 280G.  For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment.  The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
New Plan Benefits

The Company has not approved any awards that are conditioned on stockholder approval of the 2017 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees (including employee directors) under the 2017 Plan because the Company’s equity award grants are discretionary in nature. If the proposed 2017 Plan had been in effect in 2016, the Company expects that its award grants for 2016 would not have been different from those actually made in that year under the 2007 Plan.

We are asking stockholders to approve the 2017 Plan. Approval of this Proposal 3 constitutes both approval of the 2017 Plan and approval of the Material Terms of the Performance Goals under the 2017 Plan and will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If this Proposal 3 is not approved by stockholders, then the 2007 Plan will remain in effect for issuing future equity compensation awards until the 2007 Plan expires in October 2017.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval of Proposal 3 as disclosed in this proxy statement.

PROPOSAL 4: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
 The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

For example:

•	We discourage excessive risk-taking by our employees by establishing compensation policies and programs that balance short-term incentives with long-term growth.

•
Annual and short-term cash bonuses are based on multiple performance metrics that are consistent with our long-term goals. In particular, annual bonuses are based on the achievement of certain financial performance goals tied to our overall performance and individual performance goals such as positive survey results, high clinical quality standards, governance, other compliance requirements, positive patient feedback and feedback from other employees. We believe that this balanced approach discourages risk-taking that focuses excessively on short-term profits at the sacrifice of our long-term health.

•
Management or the compensation committee, as applicable, generally has discretion to adjust annual incentive compensation upward or downward for quality of performance or other factors other than our financial performance. In the past, the compensation committee has awarded bonuses that were less than the bonus amount resulting from the predetermined formula it establishes as a result of not achieving our goals regarding clinical performance.

•
Our long-term equity incentive awards are designed to directly align the interests of our employees with long-term stockholder interests. We encourage long-term performance by our executives and employees at every level in the organization through the use of stock-based awards with multi-year vesting schedules. We believe that long-term performance is achieved through an ownership culture and that equity incentive awards reward performance without incentivizing inappropriate risk-taking. Beginning in 2011, we implemented a policy for allocating executive bonus compensation between cash and non-cash compensation. Under this policy, if the total executive pool is greater than $2.0 million, for every dollar greater than $2.0 million, half of the incentive will be paid in cash and half will be paid in fully vested restricted stock awards. This amount increased to $2.5 million in 2013 and 2014, $2.75 million and $3.5 million in 2016.

•
Our compensation committee has adopted a “clawback” policy that allows our Board to recover performance-based compensation paid to our executives and the presidents of our subsidiaries in certain circumstances where there has been a restatement of our financial results or where subsequent events diminish the performance metrics, including clinical results, upon which the prior incentive payments were based.

•
Our compensation committee adopted specific governance performance goals, which include succession-planning and establishing a team made up of members of the Board of Directors and management with the goal of creating a strategy for the Board of Directors that emulates the culture of the organization.

•	We periodically benchmark our compensation programs and overall compensation structure to be consistent with companies in the skilled nursing industry.

•	Our compensation committee oversees our compensation policies and practices and is responsible for reviewing and approving compensation of our executive officers.

The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the compensation committee of the Board of Directors.

We are currently conducting this advisory vote, commonly known as a "say-on-pay" vote, every year. Stockholders are also being asked to vote on the frequency of say-on-pay votes at the Annual Meeting, as described in Proposal 5.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the approval of the compensation of, on an advisory basis, our named executive officers as disclosed in this proxy statement.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides that stockholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as provided for in Proposal 4 above. By voting on this Proposal, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two or three years. In addition, stockholders may abstain from voting. The Dodd-Frank Act requires us to hold an advisory vote on frequency at least once every six years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs once every one year is the most appropriate alternative for us. In formulating its recommendation, our Board of Directors considered that an annual advisory vote will allow the effectiveness of our compensation program to be judged over time. It is important that our executive compensation programs support our long-term business strategy and drive long-term financial performance, which are more appropriately assessed in a one-year timeframe. A one-year interval will provide the most effective timeframe for us to assess stockholder feedback, engage with stockholders to understand the vote results and implement changes to our compensation program that are responsive to stockholder concerns. Therefore, our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining when you vote in response to the resolution set forth below:

“RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold an advisory stockholder vote to approve the compensation of the named executive officers.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Unless instructed to the contrary, the shares represented by proxies will be voted FOR an annual advisory vote on executive compensation. This advisory vote is not binding on us or our Board of Directors. However, our Board of Directors will take into account the result of the vote when determining the frequency of future advisory votes on executive compensation. Because this vote is advisory and not binding on us or our Board of Directors, the Board of Directors may decide that it is in the best interests of the Company and our stockholders to hold an advisory vote on executive compensation less frequently than the option approved by our stockholders.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR THE OPTION OF EVERY ONE YEAR as the frequency with which stockholders are provided an advisory vote on the compensation of named executive officers.

PROPOSAL 6: STOCKHOLDER PROPOSAL REGARDING THE ISSUANCE OF A SUSTAINABILITY REPORT

For the third consecutive year, we have received a stockholder proposal from Calvert Investment Management, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, the beneficial owner of at least $2,000 of the Company’s common stock. The proponent has requested that we include the following proposal and supporting statement in this proxy statement, and, if properly presented, the proposal will be voted on at the Annual Meeting. We will provide the number of shares that the proponent beneficially owns upon oral or written request of any stockholder, as described on page 48. The stockholder proposal and the accompanying supporting statement are quoted verbatim below and we and our Board accept no responsibility for such.
We received a stockholder proposal from this stockholder in 2014 and included that proposal for your consideration in the last two years' proxy statement. The Board recommended a vote against the sustainability report in the last two year's proxy statements. Excluding 'broker non-votes," which were treated as not entitled to vote, 69.8% of outstanding shares entitled to vote at the meeting cast their ballots against this proposal or abstained from voting. The number of outstanding shares that voted for the proposal equals 30.2%. Therefore, this proposal was not approved by our stockholders in 2016. We and the Board do not support the adoption of the resolution proposed below and we ask that you consider the Board’s response, which immediately follows the stockholder proposal.
Sustainability Report Resolution:

RESOLVED:

Shareholders request that Ensign Group prepare a sustainability report describing the company's environmental, social and governance (ESG) risks and opportunities including patient and worker safety, privacy and security, environmental management, including energy and waste minimization, and supply-chain risks. The report, prepared at reasonable cost and omitting proprietary information, should be published and available on the company's website by October 31, 2017.

SUPPORTING STATEMENT:

We believe tracking and reporting on ESG business practices make a company more responsive to a transforming business environment characterized by finite natural resources, changing legislation, concerns over healthcare and safety, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities in products and processes, develop company-wide communications, publicize innovative practices and receive feedback.

Mainstream financial companies are continuing to recognize the links between environmental, social and governance ("ESG") performance and shareholder value. As such, the availability of ESG performance data is growing through a wide range of data providers, such as Bloomberg. Also, investment firms like Goldman Sachs and Deutsche Asset Management are increasingly incorporating corporate social and environmental practices into their investment decisions.

The United Nations Principles for Responsible Investment has more than 1,500 signatories who seek the integration of ESG factors in investment decision making. The collectively hold $60 trillion assets under management and require information on ESG factors to analyze fully the risks and opportunities associated with existing and potential investments.

We believe that disclosure of sustainability policies, programs and performance can help a company address and manage sustainability opportunities and risks and that such disclosure is increasingly becoming a competitive advantage. Often companies find as they implement a sustainability program that there can be substantial cost savings. For example, taking steps to reduce and more effectively monitor the waste stream, improve air quality for both staff and patients, conserve water and/or reduce energy, all offer strategies that can meet both objectives. Other areas where Ensign Group could benefit from improved disclosure include patient safety, product marketing, quality of care, and quality of staff work life.

The report should include a company-wide review of policies, practices and metrics related to ESG performance using the GRI Index and checklist as a reference.

Statement in Opposition To Stockholder Proposal
After carefully considering this proposal again, our Board of Directors has unanimously concluded that the foregoing stockholder proposal is not a desirable or prudent use of our financial or personnel resources and, therefore, is not in the best interests of our company and its stockholders.

We work very hard to be an exceptional employer, a good neighbor and have acted as a good corporate citizen since acquiring our first skilled nursing operation in 1999, and believe that we underscore this commitment by:

•	utilizing our resources and the talents of our local operational leaders and caregivers to benefit the needs of the communities we serve;

•	operating in a manner that improves patient outcomes and contributes to the benefit of the healthcare communities we serve;

•	supporting public policies that enhance our healthcare operations and promote community interests;

•	operating with sensitivity to the natural environment of our communities; and

•	partnering with each local community we serve to create unique programs in an effort to ensure that we are reacting to the needs of our individual communities.
Our Board of Directors believes that we currently have in place policies and practices concerning social, environmental and governance issues that underscore our commitment to being a good citizen and that make the preparation of a report of the type being requested in the proponent's resolution redundant, unnecessary and wasteful. Moreover, certain of our policies and practices are already readily available in our annual report and on our website for review by interested stakeholders.
For example, we maintain a comprehensive Code of Conduct. One of the guiding principles of our Code of Conduct is that all company personnel are “accountable” to each other for conducting themselves in manner consistent with the highest standards of care and professionalism. More specifically, all employees, business associates, vendors, contractors and volunteers are expected to act with integrity, honesty, and in compliance with all applicable laws and regulations. All individuals and businesses that associate with us are required to acknowledge the necessity of complying with our Code of Conduct, which, among other things:

•
highlights our goal of always acting with honesty and integrity, providing accurate information in patient records and any communications with government agencies and respecting and protecting our properties and resources;

•	emphasizes our obligation to be respectful to everyone that walks through our doors, including residents and patients, family members, vendors and contractors, visitors and co-workers;

•
mandates that our employees avoid actual or potential conflicts of interest, including, but not limited, to prohibiting any actions that could be construed as the solicitation or acceptance of any bribes or kickbacks;

•	underscores our obligation to protect our patients’ private information and data, clinical information and personnel data;

•	requires us to protect the rights of our patients and residents and to maintain a safe, healthy and clean work environment;

•
establishes a comprehensive compliance program to ensure that we achieve our commitment to comply with all laws and regulations that apply to our business, including policies and procedures that are in place to prevent and detect fraud, waste or abuse; and

•
recognizes our commitment to provide extensive training and healthy and safe work practices in order to provide the best possible care to our patients and residents and to reduce hazards to the health and safety of our personnel and others.

If implemented, the proponent's resolution will, in our opinion, also require us to spend an excessive amount of our company financial resources and personnel time and effort, in addition to the engagement of consultants with specialized expertise or the hiring of additional full time personnel, all for little or no benefit to our stockholders.
Moreover, our Board of Directors has concluded that preparing the requested sustainability report would distract our personnel from their most critical mission - becoming the best providers of post-acute healthcare services in every healthcare community we serve. Rather than adding staff, hiring consultants and/or spending the time and financial resources to develop a report that lacks an immediate and tangible return for our stockholders, we believe that our stockholders would benefit most directly by the continued focus of our financial, personnel, and other resources on the core elements of our business strategy, which includes:

•	delivering the highest-quality health care services to our patients and residents;

•	focusing on improving patient and employee satisfaction; and

•	continuing to acquire skilled nursing and assisted living operations and other ancillary post-acute health care businesses.

Since our Board of Directors believes that the preparation of the requested sustainability report would be an unnecessary expense, would not directly correlate to the pursuit of our business strategy and would not provide any tangible return for our stockholders, our Board of Directors unanimously recommends that stockholders vote “AGAINST” the stockholder proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2017 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 31, 2017 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 51,069,510 shares of common stock outstanding as of March 31, 2017. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class

Named Executive Officers And Directors:
Christopher R. Christensen(2)	1,495,316	2.9%
Suzanne D. Snapper(3)	138,432	*
Chad A. Keetch(4)	60,225	*
Beverly B. Wittekind(5)	45,516	*
Barry R. Port(6)	122,442	*
Roy E. Christensen(7)	1,088,412	2.1%
Antoinette T. Hubenette(8)	27,792	*
John G. Nackel(9)	93,784	*
Daren J. Shaw(10)	33,666	*
Lee A. Daniels(11)	24,836	*
Barry M. Smith(12)	17,500	*
All Executive Officers and Directors as a Group (11 Persons)(13)	3,147,921	6.2%
Five Percent Stockholders:
FMR LLC(14)	3,977,279	7.8%
Blackrock, Inc.(15)	5,458,950	10.7%
Wasatch Advisors, Inc.(16)	6,492,272	12.7%
The Vanguard Group(17)	4,128,274	8.1%

*	Means less than 1%.

(1)
Includes shares of restricted stock that have vested. Restricted stock may not be disposed of until vested and is subject to repurchase by us upon termination of service to us. We do not treat restricted stock awards as outstanding until such shares have vested.

(2)
Represents 1,374,481 shares held by Hobble Creek Investments, LLC, of which Christopher Christensen is the sole member, 82,831 shares held by Mr. Christensen directly, stock options to purchase 25,662 shares of common stock that are currently excercisable by Mr. Christensen or excercisable within 60 days after March 31, 2017, 4,342 shares held by Mr. Christensen's spouse, and 8,000 shares held by Mr. Christensen's former spouse as custodian for their minor children under the California Uniform Transfers to Minors Act. Mr. Christensen's former spouse holds voting and investment power over the shares held for their children.

(3)
Represents 101,184 shares and 7,920 restricted shares, each held by Ms. Snapper directly and includes stock options to purchase 29,328 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017.

(4)
Represents 33,975 shares and 7,920 restricted shares, each held by Mr. Keetch directly and includes stock options to purchase 18,330 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017.

(5)
Represents 37,724 shares and 3,280 restricted shares, each held by Ms. Wittekind directly and includes stock options to purchase 4,032 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017. In addition, there are 480 restricted stock awards that will vest within 60 days after March 31, 2017.

(6)	Represents 106,442 shares and 16,000 restricted shares held by Mr. Port directly.

(7)	Represents 1,088,412 shares held by the Christensen Family Trust dated August 17, 1992. Mr. Christensen and his spouse share voting and investment power over the Christensen Family Trust.

(8)	Includes stock options to purchase 3,666 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017.

(9)
Includes 5,400 shares held by the Nackel Family Trust dated June 30, 1997. Dr. Nackel and his spouse share voting power and investment power over the Nackel Family Trust. Also, includes stock options to purchase 3,666 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017.

(10)
Includes stock options to purchase 3,666 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017. In addition, there are 1,500 restricted stock awards that will vest within 60 days after March 31, 2017.

(11)
Includes stock options to purchase 1,832 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017. In addition, there are 1,500 restricted stock awards that will vest within 60 days after March 31, 2017.

(12)	Includes 1,000 restricted stock awards that will vest within 60 days after March 31, 2017.

(13)
Includes stock options to purchase an aggregate of 90,182 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2017. In addition, there are an aggregate of 4,480 restricted stock awards that will vest within 60 days after March 31, 2017.

(14)
Represents beneficial ownership as of December 31, 2016 as reported on Schedule 13G filed by FMR LLC. on February 14, 2017, which indicates that FMR LLC held 3,977,279 shares. The business address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)
Represents beneficial ownership as of December 31, 2016 as reported on Schedule 13G filed by Blackrock, Inc. on January 12, 2017, which indicates that Blackrock, Inc. held 5,458,950 shares. The business address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(16)
Represents beneficial ownership as of December 31, 2016 as reported on Schedule 13G filed by Wasatch Advisors, Inc. on February 14, 2017, which indicates that Wasatch Advisors, Inc. held 6,492,272 shares. The business address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(17)
Represents beneficial ownership as of December 31, 2016 as reported on Schedule 13G filed by The Vanguard Group on February 9, 2017, which indicates that The Vanguard Group held 4,128,274 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern PA 19355.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2016, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in "Executive Compensation" section.

Indemnification Provisions

We have entered into indemnification agreements with each of our directors, officers and certain key employees. These indemnification agreements, along with our amended and restated certificate of incorporation and amended and restated bylaws, require us to indemnify such persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

We expect our audit committee will review potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons. On August 14, 2007, we adopted a written policy and procedures with respect to related person transactions, which includes specific provisions for the approval of related person transactions. Pursuant to this policy, related person transactions include a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which we and certain enumerated related persons participate, the amount involved exceeds $120,000 and the related person has a direct or indirect material interest.

In the event that a related person transaction is identified, such transaction must be reviewed and approved or ratified by our audit committee. If it is impracticable for our audit committee to review such transaction, pursuant to the policy, the transaction will be reviewed by the chair of our audit committee, whereupon the chair of our audit committee will report to the audit committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, pursuant to the policy, the audit committee, or its chair, shall consider all information that the audit committee, or its chair, believes to be relevant and important to a review of the transaction and shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our stockholders, taking into account all available relevant facts and circumstances available to the audit committee or its chair. Pursuant to the policy, these facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. Pursuant to the policy, no member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws. Stockholder proposals that are intended to be presented at our 2017 Annual Meeting of Stockholders (the 2017 Annual Meeting) and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 14, 2017, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our amended and restated bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current amended and restated bylaws, the deadline for submitting a stockholder proposal or a nomination for director is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 90th day (or February 24, 2018), prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting, or not later than the close of business on the 10th day following the date on which we publicly disclose the date of the meeting, whichever occurs first.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the 2017 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our amended and restated bylaws and conditions established by the SEC.

OTHER MATTERS

We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. Any interested party may inspect information we have filed, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2017, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO CHAD A. KEETCH, SECRETARY, THE ENSIGN GROUP, INC., 27101 PUERTA REAL, SUITE 450, MISSION VIEJO, CALIFORNIA 92691. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL ON PAGE 48 MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE OR BY CALLING.

Appendix A
THE ENSIGN GROUP, INC.
2017 OMNIBUS INCENTIVE PLAN

Section 1.	Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining officers, consultants, independent contractors and Directors capable of assuring the future success of the Company and to attract and retain officers, employees and independent contractors and directors for its Affiliates, to offer such persons incentives to continue in the Company’s or its Affiliates employ or service, as applicable, and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

Section 2.	Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)    “Annual Meeting” shall mean the Company’s regular annual meeting of stockholders which occurs in 2017.
(c)    “Automatic Stock Grant Program” shall mean the Directors’ Automatic Stock Grant Program described in Section 6(i) of the Plan.
(d)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant, or Other Stock-Based Award granted under the Plan.
(e)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(f)    “Board” shall mean the Board of Directors of the Company.
(g)    “Cause” shall mean, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are Directors or officers or persons subject to Section 16 of the Exchange Act, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.
(h)    “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders. To the extent necessary to comply with Section 409A, a Change in Control must also constitute a Section 409A “change in control event”.
(i)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(j)    “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Compensation Committee. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m), and each member of the Committee shall be an Outside Director and a Rule 16b-3 “Non-Employee Director.”
(k)    “Company” shall mean The Ensign Group, Inc., a Delaware corporation, and any successor corporation.
(l)    “Compensation Committee” shall mean the compensation committee of the Board.
(m)    “Director” shall mean a member of the Board, including any Non-Employee Director.
(n)    “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
(o)    “Eligible Person” shall mean any Person who/that is an employee, officer, consultant, independent contractor or Director providing Services to the Company or any Affiliate who the Committee determines to be an Eligible Person.
(p)    “Equity Restructuring” shall mean a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(q)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(r)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by the Committee pursuant to such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sale price of one Share as reported on the Nasdaq Stock Market or such other principal United States securities market for such Shares on the date as of which Fair Market Value is being determined, if the Shares are then listed on the Nasdaq Stock Market or another principal United States securities market for such Shares.
(s)    “Fiscal Year” means the Company’s fiscal year.
(t)    “Full Value Award” means any Award of Shares under this Plan or an Award payable in Shares, other than an Option, a Stock Appreciation Right or other purchase right for which the Participant pays fair market value for the Shares measured as of the date of grant.
(u)    “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.
(v)    “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).
(w)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(x)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(y)    “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.
(z)    “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
(aa)    “Outside Director” shall mean any Director who is an “outside director” within the meaning of Section 162(m).
(bb)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(cc)    “Performance Award” shall mean any right granted under Section 6(d) of the Plan.
(dd)    “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee shall establish the Performance Goals for a Qualified Performance Based Award on or before the 90th day of the applicable performance period for which Performance Goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable Performance Goals remains substantially uncertain. The Committee may appropriately adjust any evaluation of performance under such Performance Goals to exclude the effect of certain events, including without limitation any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.
(ee)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(ff)    “Plan” shall mean The Ensign Group, Inc. 2017 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.
(gg)    “Prior Plan” shall mean The Ensign Group, Inc. 2007 Omnibus Incentive Plan, as amended.
(hh)    “Qualified Performance Based Award” shall have the meaning set forth in Section 6(d) of the Plan.
(ii)    “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan (or any Share issued pursuant to an Option that is early exercised).
(jj)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.
(kk)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.
(ll)    “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.
(mm)    “Section 409A” shall mean Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.

(nn)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(oo)    “Separation From Service” has the meaning provided to such term under Section 409A and the regulations promulgated thereunder.
(pp)    “Service” shall mean the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or Director.
(qq)    “Share” or “Shares” shall mean a share or shares of common stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(rr)    “Specified Employee” has the meaning provided to such term under Section 409A and the regulations promulgated thereunder.
(ss)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(tt)    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

Section 3.	Administration
(a)    Power and Authority of the Committee. The Plan shall be administered by the Committee. Any Awards made to members of the Committee, however, should also be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award or extending the period of exercisability for an Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G; (x) granting Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award and shall receive the maximum deference permitted under applicable law. The administration of the Automatic Stock Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration.

(b)    Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, but only to the extent it would not cause a loss of any benefits under Section 162(m).

Section 4.	Shares Available for Awards
(a)    Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall be equal to the sum of (i) the number of Shares available under the Prior Plan immediately prior to stockholder approval of the Plan (as of March 31, 2017, 2,855,000 Shares were available under the Prior Plan), subject to the counting, adjustment and substitution provisions of the Prior Plan, and (ii) 3,800,000 Shares (the “Share Limit”). The aggregate number of Shares available with respect to Awards under the Plan shall be reduced by (i) one (1) Share for each Share which relates to an Options or a Stock Appreciation Right; and (ii) 2.5 Shares for each Share which relates to a Full-Value Award. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.
(b)    Accounting for Awards. To the extent that (i) Options or Stock Appreciation Rights granted under the Plan shall expire unexercised, are cancelled, forfeited, terminated or are not distributed, or (ii) Shares subject to Awards under the Plan shall be, cancelled, forfeited, terminated or are settled in cash in lieu of Shares, such Shares shall immediately become available for grant under the Plan, as applicable, and shall increase the number of Shares available for purposes of the Plan. To the extent that Options, Stock Appreciation Rights or Shares awarded under this Plan shall be cancelled, forfeited or terminated (or are settled in cash in lieu of Shares), such Shares shall be added back to the Plan on the same basis and subject to the same ratio that applied when they were granted and shall increase the number of Shares available for purposes of the Plan. Shares delivered in payment of the purchase price in connection with the exercise of any Award, Shares repurchased on the open market with proceeds received by the Company from stock exercises, Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan and Shares not issued upon the net settlement or net exercise of Stock Appreciation Rights shall not be added to and shall not increase the number of Shares available for purposes of the Plan. Stock Appreciation Rights to be settled in Shares shall be counted in full against the number of Shares available for award under the Plan regardless of the number of Shares issued upon settlement of the Stock Appreciation Rights.
(c)    Adjustments. In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be rounded down to the nearest whole number. The adjustments provided under this Section 4(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the Share Limit, the ISO Limit, the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a), 4(b) and 6(d) hereof, the Limitations and Director Grant Limits as each are defined below, and the automatic grant figures set forth in Section 6(i)).
(d)    Substitute Awards. Substitute Awards shall not count toward the Share Limit (or the other limits in Section 4(a)), nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 4(a). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

Section 5.	Eligibility
Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.	Awards
(a)    Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee expressly acknowledges in its granting resolutions that such Option has been structured to be exempt from or compliant with the requirements of Section 409A.
(ii)    Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.
(iii)    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.
(iv)    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
(A)    The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.
(B)    All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.
(C)    Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.
(D)    The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
(E)    Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(F)    Subject to adjustment as provided in Section 4(c), the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 6,881,269 Shares (the "ISO Limit").
(b)    Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a whole number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. The term of any Stock Appreciation Right shall not exceed 10 years.
(c)    Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
(ii)    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.
(iii)    Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and with Shares of Restricted Stock reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.
(d)    Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. From time to time, the Committee may designate an Award granted pursuant to the Plan as an award of “qualified performance-based compensation” within the meaning of Section 162(m) (a ”Qualified Performance Based Award”). Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m).
Subject to adjustment as provided in Section 4(c), no Participant may be granted (i) Options or Stock Appreciation Rights during any Fiscal Year with respect to more than 2,500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Other Stock Grants or Other Stock-Based Awards in any Fiscal Year that are intended to constitute a Qualified Performance Based Award and are denominated in Shares with respect to more than 2,500,000 Shares (the ”Share Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any Fiscal Year with respect to Performance Awards that are intended to constitute a Qualified Performance Based Award and are denominated in cash is $5,000,000 (the “Cash Limitation” and together with the Share Limitations, the “Limitations”). The numerical limits expressed in the foregoing Limitations shall in each case be multiplied by two with respect to Awards granted to an Eligible Person during the Fiscal Year of the Eligible Person’s commencement of employment with the Company or during the first Fiscal Year that the Eligible Person becomes a covered employee under Section 162(m). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.
(e)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine except that all Dividend Equivalents shall be subject to the same vesting conditions as to the underlying Award to which they are attached.
(f)    Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.
(g)    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted unless the Committee expressly acknowledges in its granting resolutions that such Other Stock-Based Award has been structured to be exempt from or compliant with the requirements of Section 409A.
(h)    General.
(i)    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.
(ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(iii)    Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
(iv)    Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may, at any time that such Participant holds such Option, transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(v)    Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.
(vi)    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares or other assets shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.
(vii)    Prohibition on Repricing. Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with either cash or Shares or with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the stockholders of the Company. In addition, no re-load Options may be granted without the approval of the stockholders of the Company.
(i)    Directors’ Automatic Stock Grant Program.
(i)    Automatic Quarterly Restricted Stock Awards. Beginning with the Adoption Date, each Non-Employee Director serving as a duly elected or appointed Class I, Class II, or Class III Director on the first day of each fiscal quarter shall receive 1,500 Shares for each fiscal quarter of service. Shares granted pursuant to the Automatic Stock Grant Program shall vest over a three-year period, beginning with the first anniversary of the grant date and the Non-Employee Director shall not be required to pay any amount to the Company for such Shares. There shall be no limit on the number of Shares any one Non-Employee Director may receive over his or her period of Board service pursuant to the Automatic Stock Grant Program, and Non-Employee Directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Awards from the Company prior to becoming a Non-Employee Director shall nevertheless be eligible to receive Shares pursuant to the Automatic Stock Grant Program over their period of continued Board service. Non-Employee Directors must be serving as a member of the Board on the first day of the fiscal quarter in question to be eligible to receive an Award under this subsection. If a Non-Employee Director ceases to serve as a member of the Board for any reason, such Non-Employee Director shall no longer be eligible or entitled to receive any Awards contemplated by this subsection. Non-Employee Directors elected to fill less than a three-year term will receive a pro rata stock award
(ii)    Timing of Awards. Awards made pursuant to the Automatic Stock Grant Program shall be granted on the fifteenth (15th) day of the first month of the fiscal quarter for which the Non-Employee Director qualifies for such Award, provided that such day is not a Saturday, Sunday or holiday observed by The NASDAQ Stock Market. In the event that the fifteenth (15th) day of the first month of the fiscal quarter is a Saturday, Sunday or holiday observed by The NASDAQ Stock Market, the Shares shall be issued on the next regular business and trading day following the fifteenth (15th) day of the first month of the fiscal quarter.

Section 7.	Amendment and Termination; Adjustments

(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:
(i)    violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;
(ii)    causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;
(iii)    increases the number of shares authorized under the Plan as specified in Section 4(a);
(iv)    permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(h)(vii) of the Plan; or
(v)    would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m).
(b)    Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Qualified Performance Based Award in such a manner as to cause such Award not to constitute “qualified performance based compensation” within the meaning of Section 162(m).
(c)    Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.	Income Tax Withholding
In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only up to the maximum amount permitted to be withheld under applicable laws or regulations or financial accounting rules and without causing the Award to be classified as a liability under financial accounting rules) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only up to the maximum amount permitted to be withheld under applicable laws or regulations or financial accounting rules and without causing the Award to be classified as a liability under financial accounting rules). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.	General Provisions
(a)    No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)    Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.
(c)    Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)    No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.
(e)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(f)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Director of the Company or an Affiliate the right to continue as a Director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a Director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)    Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
(h)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
(k)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m)    Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).
(n)    Conditions Precedent to Issuance of Shares. Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.
(o)    Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority (but without an affirmative obligation) to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Section 409A and avoid the imposition of taxes under Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) twenty (20) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Section 409A related provisions other than what is specified above in this Section 9(o), then such provisions in the Award or employment agreement shall govern.
(p)    Change in Control. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for their cancellation either with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.
(q)    Recoupment of Compensation. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.
(r)    Dividends. No dividends (that are paid by the Company to holders of Shares) will be paid or accrued with respect to Options, Stock Appreciation Rights, Restricted Stock Units or unearned Performance Awards; however, dividends may be paid with respect to unvested Restricted Stock awards issued under the Plan that are subject to time-vesting requirements only.
(s)    Dissolution. To the extent not previously exercised or settled, all Awards shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).
(t)    Limits on Awards to Non-Employee Directors. Notwithstanding anything to the contrary, no Non-Employee Director serving in the below positions at any time during a Fiscal Year shall receive Awards during such Fiscal Year covering, in the aggregate, in excess of the following number of Shares (subject to adjustment under Section 4(c)) (the “Director Grant Limits”).
(i) Chairperson or Lead Non-Employee Director: 50,000 Shares
(ii) Other Non-Employee Director: 50,000 Shares

Section 10.	Effective Date of the Plan
The Plan shall be effective as of the date of its approval by the Board (the “Adoption Date”), however no Awards may be granted until the Plan has been approved by Company stockholders. If Company stockholders do not approve the Plan on or before the consummation of the Annual Meeting, then the Plan shall terminate and be null and void (and with no Awards issued hereunder) as of the day after the Annual Meeting. No further awards may be granted under the Prior Plan upon Company stockholder approval of the Plan.

Section 11.	Term of the Plan
No Award shall be granted under the Plan after (a) the tenth anniversary of the Adoption Date, or (b) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

PROXY
THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450, Mission Viejo, California 92691
ANNUAL MEETING OF STOCKHOLDERS, THURSDAY MAY 25, 2017
(This Proxy is Solicited on Behalf of the Board of Directors)
The undersigned hereby appoints Christopher R. Christensen and Chad A. Keetch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Ensign Group, Inc. (Ensign) held of record by the undersigned on March 31, 2017 at the Annual Meeting of Stockholders (the Annual Meeting) to be held at Ensign's Southland Care Center and Home facility, located at 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Thursday, May 25, 2017 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the proxy statement and the annual report on Form 10-K for the year ended December 31, 2016 which were furnished with this proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON MAY 25, 2017:
THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT
HTTP://WWW.PROXYVOTE.COM
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Class III director nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, FOR "1 Year" for Proposal 5 and AGAINST Proposal 6.

1	ELECTION OF CLASS I DIRECTORS as follows:

NOMINEE: Roy E. Christensen, for a three-year term.
☐ FOR	☐ AGAINST	☐ ABSTAIN

NOMINEE: Dr. John G. Nackel, for a three-year term.
☐ FOR	☐ AGAINST	☐ ABSTAIN

NOMINEE: Barry M. Smith, for a three-year term.
☐ FOR	☐ AGAINST	☐ ABSTAIN

2	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3	THE APPROVAL OF THE ENSIGN GROUP, INC. 2017 OMNIBUS INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

4	APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

☐ FOR	☐ AGAINST	☐ ABSTAIN

5		ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

6	STOCKHOLDER PROPOSAL REGARDING A SUSTAINABILITY REPORT

☐ FOR	☐ AGAINST	☐ ABSTAIN

7
In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof, provided that discretionary voting on such other matters is permitted by applicable rules and regulations.

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MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

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PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
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